UNITED STATES
               SECURITIES AND EXCHANGE COMMISSION
                    Washington, D.C.  20549


                            FORM 8-K
                         CURRENT REPORT
             Pursuant to Section 13 or 15(d) of the
                Securities Exchange Act of 1934


Date of Report (Date of earliest event reported): January 11, 2002


                         PRIDE COMPANIES, L.P.
        (Exact name of registrant as specified in its charter)



    Delaware                001-10473              75-2313597
(State or other      (Commission File Number)   (I.R.S. Employer
jurisdiction of                                Identification No.)
incorporation or
organization)



                    1209 North Fourth Street
                     Abilene, Texas   79601
      (Address of principal executive offices) (Zip Code)




Registrant's telephone number, including area code:  (915) 677-5444

Item 3. Bankruptcy or Receivership.

     On January 11, 2002 (the "Confirmation Date"), the United States Bankruptcy Court for the Northern District of Texas, Abilene Division (the "Bankruptcy Court") signed an order confirming, under Chapter 11 of the United States Bankruptcy Code, the joint bankruptcy plan submitted by Pride Companies, L. P. (the "Partnership"), and Pride Refining, Inc. (the "Managing General Partner") (as modified through the Confirmation Date, the "Plan"). The Managing General Partner expects the Plan will take effect and that the two companies will emerge from bankruptcy on or about January 22, 2002. All creditors whose claims are not disputed or who filed proofs of claim that are allowed under the Bankruptcy Code are expected to be paid in full as provided in the Plan. The following summary of the Plan is qualified in its entirety by reference to the Plan. Capitalized terms that are not defined herein shall have the meanings given them in the Plan. Copies of the Plan and the order of the Bankruptcy Court confirming the Plan are attached hereto as Exhibits 2.1 and 2.2.

     The Plan provides for the following treatment for the Allowed Claims and Allowed Interests of Creditors and Interest holders of the Partnership and the Managing General Partner:

     (i) a. Varde Partners L.P. ("Varde") will be deemed to have an Allowed Unsecured Claim against the Partnership in the amount of $13,000,000 that will be paid by the Partnership in full as follows:
(1) $4,000,000 paid in cash on the Effective Date (together with interest thereon at the rate of 7.5% per annum commencing 10 days after the Effective Date); and (2) the balance paid by delivery of the Varde Unsecured Note in the original principal amount of $9,000,000, bearing interest at (i) 7.5% per annum for 6 months commencing the earlier of the Effective Date or March 31, 2002, (ii) 10.0% per annum for the next 18 months, and (iii) 15.0% per annum thereafter until maturity; payable as follows: (i) a payment of all accrued and unpaid interest shall be due 12 months after the Effective Date, (ii) a payment of principal and interest as necessary to fully amortize the indebtedness over an 8 year amortization period shall be due 24 months after the Effective Date, and (iii) a payment of all unpaid principal and all accrued and unpaid interest shall be due 36 months after the Effective Date. The Varde Unsecured Note will provide inter alia for a Prepayment Discount, mandatory prepayments and certain negative covenants, the terms of which are more fully described in Article V of the Plan.

          b. Varde's Allowed Unsecured Claim against the Managing General Partner shall be paid in full by the execution and delivery by the Managing General Partner, as a joint obligor, of the Varde
Unsecured Note.

    (ii) Certain Claims and Interests of Management are to be treated as follows:

          a. The Allowed Secured Claims of Management against the Partnership shall be satisfied by Management's receipt of New Secured Notes from the Partnership in the original principal amount of $2,100,000, bearing interest at 7.5% per annum, payable in equal annual installments as necessary to equally amortize the debt over a 10-year period; provided, that if, all claims of Varde are paid in full by the Effective Date, Management may elect instead to receive a separate series of New Partnership Senior Preferred Interests with an aggregate $2,100,000 liquidation preference, which shall provide cumulative dividends of 7.5% per annum and will be subject to mandatory redemption in equal annual installments as necessary to fully redeem such series of New Partnership Preferred Interests over 10 years.

          b. The Allowed Unsecured Claims of Management against the Partnership shall be satisfied as follows: (i) the Partnership's cash payment to Management as soon as practicable after the Effective Date of an amount equal to their Allowed Unsecured Claims arising under indemnity obligations of the Partnership, plus (ii) Management's receipt of New Unsecured Notes from the Partnership in the aggregate original principal amount of their remaining Allowed Unsecured Claims, bearing interest at 7.5% per annum, payable in equal annual installments as necessary to amortize the debt over a 10-year period; provided that, if all claims of Varde are paid in full by the Effective Date, Management may elect to instead receive a separate series of New Partnership Senior Preferred Interests with an aggregate liquidation preference equal to the amount of their remaining Allowed Unsecured Claims, which shall provide cumulative dividends of 7.5% per annum and will be subject to mandatory redemption in equal annual installments as necessary to fully redeem such series of New Partnership Preferred Interests over 10 years.

          c. The Allowed Existing Partnership Preferred Interests of Management shall be satisfied by Management's receipt of New Partnership Senior Preferred Interests with an aggregate $8,300,000 liquidation preference, which shall provide cumulative dividends of 7.5% per annum, and will be subject to mandatory redemption in equal annual installments as necessary to fully redeem the New Partnership Senior Preferred Interests over 15 years. Two million dollars of the New Partnership Preferred Interests shall only earn and accrue preferential distributions on such amount that is equal to the Prepayment Discount (as more fully in Article V of the Plan) earned on the Varde Unsecured Note. Distributions on such $2,000,000 of New Partnership Senior Preferred Interests shall commence to accrue on the date through which interest was last paid on the Varde Unsecured Note or, if no interest has been paid thereon, the date that interest began to accrue on the Varde Unsecured Note. In addition, the New Partnership Senior Preferred Interests in an amount equal to $2,000,000 less the actual Prepayment Discount earned on the Varde Unsecured Note, shall be redeemable for $1.00 on the earlier of payment in full of the Varde Unsecured Note and the maturity date of the Varde Unsecured Note.

          d. The Allowed Guaranty Claims of Management against the Managing General Partner will be satisfied by the Partnership pursuant to the Plan, as described above. The Managing General Partner shall execute a New Guaranty guaranteeing the Partnership's Plan payments, as well as a new security agreement securing the New Guaranty obligation.

          e. Pursuant to a Subordination Agreement to be entered into by Varde and Management, Management shall not be entitled to receive or retain any payments under the New Secured Notes, the New Unsecured Notes, or the New Guaranty, or any payments or distributions on the New Partnership Senior Preferred Interests, unless and until all claims of Varde are paid in full as provided in the Plan (including, without limitation, the payment of $12,000,000 pursuant to the Settlement Agreement, the payment of $4,000,000 on the Effective Date and the payment of all amounts due under the Varde Unsecured Note), but interest shall accrue on the Notes from the date of issuance until paid and distributions shall accrue on the New Partnership Senior Preferred Interests.

   (iii)  Other Creditors will be treated as follows:

          a. Allowed Administrative Expenses of both the Partnership and the Managing General Partner will be paid by the company that owes such expense in full as soon as practical after the Effective Date, or after such expense is Allowed by the Court.

          b. Allowed Unsecured Priority Tax Claims of both companies will be paid in full on the later of (1) as soon as practicable after the Effective Date, (2) as soon as practicable after such Claim becomes an Allowed Claim, or (3) if the payment on the Claim is not due as of the Confirmation Date, when the payment is due in the ordinary course of the respective company's business.

          c. Allowed Secured Tax Claims of the Partnership and the Managing General Partner will be paid with interest at 8% per annum in the ordinary course of the respective company's business as described more fully in the Plan. Creditors will retain any liens until the tax is paid.

          d. Allowed Non-Tax Priority Claims will be paid in full by the company that owes them as soon as practical after the Effective Date or after such claim is Allowed, whichever is later.

          e. The Allowed Secured Claim of Fleet National Bank against the Partnership will be paid in full by the Partnership as soon as practical after the Effective Date or after such Claim is Allowed, whichever is later.

          f. Allowed Royalty Claims against the Partnership shall be paid in full by the Partnership as due in the ordinary course of its business, on the later of the Effective Date or such date that the Claim becomes due in accord with the Texas Natural Resources Code.

          g. Allowed General Unsecured Claims of the Partnership, and claims that the Managing General Partner is liable for only in its capacity as a general partner of the Partnership, will be paid by the Partnership in full with 7.5% interest per annum from the Effective Date upon the later of six months after the Effective Date or when Allowed. Claims that the Managing General Partner is liable for directly shall be paid in full by the Managing General Partner upon the later of six months after the Effective Date or when Allowed.

   (iv) Interest holders will receive the following treatment pursuant to the Plan:

          a. The Managing General Partner shall retain its Allowed Existing Partnership General Partnership Interest. It will agree pursuant to the Subordination Agreement that no payments or distributions will be made with respect to the general partner interest in the Partnership until all claims of Varde are paid in full as provided in the Plan.

          b. Pride SGP, Inc. ("Pride SGP") is the Partnership's special general partner. At the Confirmation Hearing, the Partnership, the Managing General Partner and Management, on the one hand, and Pride SGP, Inc. and certain of its shareholders (referred to herein as the "Departing Shareholders"), on the other hand (the "SGP Settlement"). Pursuant to the SGP Settlement, if Pride SGP obtains Bankruptcy Court approval of the SGP Settlement Agreement in its bankruptcy case within ninety (90) days after the Effective Date (or within such additional time as the parties may agree to), Pride SGP will retain its Existing Partnership General Partnership Interest. If such approval is not obtained within ninety (90) days after the Effective Date (or within such additional time as the parties agree to), the Existing Partnership General Partnership Interest of Pride SGP will be cancelled.

          c. The Plan provides that Pride SGP is to retain its Allowed Existing Partnership Subordinated Preferred Interests and will continue to be subordinated to the New Partnership Senior Preferred Interests. Pursuant to SGP Settlement Agreement, however, the Plan was amended to provide for the following alternative treatment in the event certain Conditions Precedent are satisfied:

               i. The Partnership will pay to the Departing Shareholders, who are holders of units of the Existing Partnership Subordinated Preferred Interests, $500,000 in cash (the "First Payment") within 30 days of the later of (a) the Effective Date of the Plan, (b) the Bankruptcy Court's approval of the SGP Settlement Agreement in the Pride SGP bankruptcy case, and (c) the Pride SGP Redemption (defined below). Within six months following the First Payment, the Partnership will pay to the Departing Shareholders $725,000 (the "Second Payment"). (Collectively, the First Payment and Second Payment are referred to as the "Payments".) The Payments will be in full and final settlement and redemption of $2.526 million (based on the stated value thereof) of the Existing Partnership Subordinated Preferred Interests to be acquired by the Departing Shareholders (as described below). The Payments will be made to Tommy Broyles as Trustee for the Departing Shareholders and he shall be responsible for allocating the Payments among the Departing Shareholders. Provided, however, that should any Departing Shareholders not execute the SGP Settlement Agreement, such Departing Shareholders shall retain their Interests and the Payments will be reduced on a pro rata basis based on their individual unit holdings.

               ii. On the later of (a) the Effective Date or (b) the Bankruptcy Court's entry of a Final Order approving the SGP Settlement Agreement in the Pride SGP bankruptcy case, the Partnership will pay Pride SGP $50,000 in cash to redeem $104,000 (based on the stated value thereof) of the Existing Partnership Subordinated Interests currently held by Pride SGP.

              iii. The Conditions Precedent are defined as the occurrence of the following events: (a) Within ninety days of the Effective Date (or within such additional time as the parties agree to), current management of Pride SGP must have obtained a Final
Order of the Bankruptcy Court in the Pride SGP bankruptcy case authorizing Pride SGP to redeem, and Pride SGP actually must have redeemed, the Departing Shareholders' common stock equity interests in Pride SGP on a pro rata basis in exchange for $2.526 million (based on the stated value thereof) of the Existing Partnership Subordinated Preferred Interests (which amount is to be reduced on a pro rata basis in the event certain Departing Shareholders do not execute the SGP Settlement Agreement) (the "Pride SGP Redemption"); and (b) within ninety days of the Effective Date (or within such additional time as Pride SGP and the Debtors agree to), the Bankruptcy Court must have entered a Final Order approving the SGP Settlement Agreement in the Pride SGP bankruptcy case.

          d. Allowed Existing Partnership Common Interests shall retain their Interests. No payments or distributions may be made with respect to these Interests until all claims of Varde have been paid pursuant to the Plan.

          e. Allowed Existing Refining Equity Interests shall retain their Interests.

     As of the Confirmation Date, there were 4,950,000 units of Existing Partnership Common Interest outstanding. Holders of Allowed Existing Partnership Common Interests will retain such interests, and such interests will remain outstanding pursuant to the Plan. Also, as described above, existing preferred interests in the Partnership owned by Management will be cancelled and New Partnership Senior Preferred Interests will be issued with respect thereto. In addition, Pride SGP will retain its Existing Partnership Subordinated Preferred Interests and its Existing Partnership General Partnership Interest will be cancelled unless the Conditions Precedent are satisfied, in which event Pride SGP's Existing Partnership General Partnership Interest will remain outstanding and certain of its Existing Partnership Subordinated Preferred Interests will be redeemed.

     Information as to the assets and liabilities of the Partnership as of November 30, 2001, is included in the unaudited balance sheet attached hereto as Exhibit 99.1.


     Under the Plan, the Partnership had proposed a reverse common unit split so that the number of common unitholders would be less than 300 and the Partnership could avoid the expenses of being a public company. Since the requisite number of common unitholders did not vote for the reverse common unit split, the common units that they own will be unaffected by the Plan. All other voting classes in the bankruptcy voted in favor of the Plan.

Item 5.  Other Events and Regulation FD Disclosure.

     Prior to the confirmation hearing for the Plan, the Partnership, the Managing General Partner and management entered into a settlement agreement with Pride SGP, Inc., the special general partner of the Partnership, and certain of its shareholders who had initially voted against the Plan. Under the settlement agreement, the Partnership agreed to redeem approximately $2.6 million of the Partnership's Series G Preferred interests currently held by Pride SGP, Inc. for approximately $1.3 million, Pride SGP, Inc. voted in favor of the Plan and all parties agreed to mutual releases.

     The Plan provides that, as a condition to the Plan becoming effective, the proofs of claim filed by five former employees in the amount of $3.2 million be denied in full unless such requirement is waived by the Partnership. The Bankruptcy Court held an adversary hearing on November 26, 2001 to hear the issue. On December 21, 2001, the Bankruptcy Court issued its initial ruling and held that the Partnership owed the former employees some amount but did not specify what amount. The Bankruptcy Court requested that the parties attempt to settle their controversy based on its initial ruling but indicated that if they were not able to do so, it would require additional evidence before ruling on the matter. Based on the Bankruptcy Court's initial ruling, the Partnership concluded the Plan was still feasible and waived the condition to the Plan's effectiveness that the former employees claims be denied in full and will attempt to settle the claim of the former employees.

     The Partnership has entered into an agreement with Alon USA Refining, Inc. to sell certain assets no longer used in its business for $5.5 million, subject to Bankruptcy Court approval. The assets include the inactive products pipeline from Abilene, Texas to Fort Worth, Texas and the refining units located at the Abilene terminal. The Bankruptcy Court is scheduled to hear the motion to approve the sale of those assets on January 18, 2002. Assuming the Bankruptcy Court approves the sale, the Partnership will report the resulting taxable income from such sale to common unitholders who held such common units as of January 31, 2002, without a distribution of cash.

     In addition to the income from the sale of assets, the Partnership expects to allocate taxable income to common unitholders as a result of cancellation of indebtedness income. The income will result from the cancellation of debt due to the failure of certain creditors to file proofs of claim in the bankruptcy case or because of the disallowance of claims by the Bankruptcy Court. As a result of the debt being cancelled and the provisions of the Partnership Agreement, the Partnership will allocate such taxable income to the common unitholders without a distribution of cash. The Partnership plans to allocate the income ratably over the year so that a common unitholder will be allocated income based on the number of common units held in the Partnership during each month for the year ending December 31, 2002.

     The Partnership intends to make a gross income allocation to Varde Partners, Inc. to the extent payments made to Varde Partners, Inc. are attributable to accumulated arrearages with respect to its unsecured claim. Assuming the unsecured claim is paid during the year ended December 31, 2002, the allocation of income to Varde Partners, Inc. will reduce the Partnership's net income to be allocated to common unitholders by approximately $3.6 million. The Partnership's allocation of gross income to Varde Partners, Inc. attributable to the accumulated arrearages will reduce the taxable income allocable to common unitholders who held common units ratably over the year during which the claim is paid.

     The actual taxable income from the sale of assets and cancellation of indebtedness income, net of the accumulated arrearage, is still being determined and is estimated currently to be as much as $2 per common unit. The common unitholders will be allocated such income, but will not receive a distribution of cash.

     It is unlikely there will be any distributions of cash to common unitholders while the Partnership's debt and preferred equity remains outstanding.

     On January 15, 2001, the Partnership issued a press release with respect to the foregoing. A copy of the press release is attached hereto as an exhibit and incorporated herein by reference.

Item 7.  Financial Statements and Exhibits.

         (c)   Exhibits.

               2.1     Third Amended and Restated Debtors' Joint
                       Plan of Reorganization, dated November 19,
                       2001; Modification to Third Amended and
                       Restated Debtors' Joint Plan of Reorganization dated January 8, 2002; and Second Modification to Third Amended and Restated Debtors' Joint Plan of Reorganization dated January 11, 2002.

               2.2 Findings of Fact, Conclusions of Law and Order Confirming the Debtors' Third Amended and
                       Restated Joint Plan of Reorganization dated
                       January 11, 2002.

              99.1 Unaudited balance sheet of the Partnership dated November 30, 2001.

              99.2     Press release issued on January 15, 2002.

                           SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                           PRIDE COMPANIES, L.P.

                           By:  Pride Refining, Inc.,
                                Managing General Partner


                           By:  /s/ Brad Stephens
                                Brad Stephens
                                Chief Executive Officer



Date: January 15, 2002

                            EXHIBIT INDEX



     2.1  Third Amended and Restated Debtors' Joint Plan of
          Reorganization, dated November 19, 2001;
          Modification to Third Amended and Restated
          Debtors' Joint Plan of Reorganization dated
          January 8, 2002; and Second Modification to Third
          Amended and Restated Debtors' Joint Plan of
          Reorganization dated January 11, 2002.

     2.2  Findings of Fact, Conclusions of Law and Order
          Confirming the Debtors' Third Amended and Restated
          Joint Plan of Reorganization dated January 11, 2002.

    99.1  Unaudited balance sheet of the Partnership dated
          November 30, 2001.

    99.2  Press release issued on January 15, 2002.

EXHIBIT 2.1



              IN THE UNITED STATES BANKRUPTCY COURT
                FOR THE NORTHERN DISTRICT OF TEXAS
                         ABILENE DIVISION

IN RE:                          )(
                                )(
PRIDE COMPANIES, L.P.,          )(  CASE NO. 01-10041-RLJ-11
                                )(
PRIDE REFINING, INC.,           )(  CASE NO. 01-10043-RLJ-11
                                )(
      DEBTORS.                  )(  HEARING DATE and TIME:
                                )(  January 8, 2002 at 1:30 p.m.


                    THIRD AMENDED AND RESTATED
             DEBTORS' JOINT PLAN OF REORGANIZATION


     PRIDE COMPANIES, L.P. and Pride Refining, Inc., Debtors and Debtors in possession, propose the following Joint Plan of Reorganization under Chapter 11 of the Bankruptcy Code, (the "Plan") pursuant to Section 1121 (a) of the Bankruptcy Code:

                           ARTICLE I

                          DEFINITIONS

     As used in the Plan, the following terms shall have the respective meanings specified below, unless the context otherwise requires:

     1.1 Administrative Expense(s) means any right to payment constituting a cost or expense of administration of the Bankruptcy Cases allowed under Section 503(b) of the Bankruptcy Code, including, without limitation, any actual and necessary costs and expenses of preserving the estates of the Debtors, any actual and necessary costs and expenses of operating the businesses of the Debtors, any expenses or obligations incurred or assumed by the Debtors in Possession in connection with the conduct of their business or for the acquisition or lease of property or the rendition of services, any allowances of compensation and reimbursement of expenses to the extent allowed by Final Order under Section 330 or 503 of the Bankruptcy Code, whether arising before or after the Effective Date, and any fees or charges assessed against the estates of the Debtors under
Section 1930, Chapter 123, Title 28, United States Code.

     1.2 Affiliate means with respect to any specified Entity, any other Entity directly or indirectly controlling or controlled by, or under direct or indirect common control with, such specified Entity. For purposes of this definition, the term "control" means the power to direct the management and policies of an Entity, directly through one or more intermediaries, whether through the ownership of voting securities, by contract or otherwise.

     1.3  Allowed means with reference to any Claim or Interest,
(a) any Claim or Interest against the Debtors, proof of which was filed within the applicable period of limitation fixed by the Bankruptcy Court in accordance with Rule 3003(c)(3) of the Bankruptcy Rules (i) as to which no objection to the allowance thereof has been interposed within the applicable period of limitation fixed by the Plan, the Bankruptcy Code, the Bankruptcy Rules or a Final Order, or (ii) as to which an objection has been interposed, to the extent such Claim or Interest has been allowed in whole or in part by a Final Order, or (b) if no proof of claim was so filed, any Claim or Interest against the Debtors that is listed by the Debtors in their Schedules, as such Schedules may be amended from time to time in accordance with Rule 1009 of the Bankruptcy Rules, as liquidated in an amount and not disputed or contingent. Unless otherwise specified in the Plan, "Allowed Claim" shall not include interest on the amount of such Claim from and after the Petition Date.

     1.4 Amended Partnership Agreement means the Fourth Amended and Restated Partnership Agreement of the Partnership, a copy of which is available upon written request and which will become effective on the Effective Date.

     1.5 Ballot(s) means the form or forms distributed to holders of Impaired Claims and Interests on which such holders are to indicate whether they accept or reject the Plan.

     1.6 Ballot Date means the date set by the Bankruptcy Court by which the Debtors must receive all votes for acceptance or rejection of the Plan.

     1.7  Bankruptcy Cases means the cases pending under Chapter
11 of the Bankruptcy Code in which Pride Companies, L.P. and
Pride Refining, Inc. are the Debtors.

     1.8  Bankruptcy Code means the Bankruptcy Reform Act of
1978, as amended, and as codified in Title 11 of the United
States Code, as applicable to the Bankruptcy Cases.

     1.9  Bankruptcy Court means the United States Bankruptcy
Court for the Northern District of Texas, Abilene Division, having jurisdiction over the Bankruptcy Cases or any successor court.

     1.10 Bankruptcy Rule(s) means the Federal Rules of
Bankruptcy Procedure, as promulgated by the United States Supreme
Court, and all local rules adopted by the Bankruptcy Court.

     1.11 Bar Date means the final date for filing proofs of Claim or Interest with the Bankruptcy Court, which date is May 22, 2001, for Claimants other than holders of Royalty Claims and Governmental Units. The final date for the filing of proofs of Claim by Governmental Units is 180 days after the Petition Date. The final date for the filing of proofs of Claim by holders of Royalty Claims is October 31, 2001.

     1.12 Business Day means any day other than a Saturday, Sunday or legal holiday set forth in Bankruptcy Code 9006(a).

     1.13 Causes of Action means any and all actions, causes of action, suits, accounts, controversies, agreements, promises, rights to legal remedies, rights to equitable remedies, rights to payment, and claims, whether known or unknown, reduced to judgment, not reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, unmatured, disputed, undisputed, secured, unsecured and whether asserted or assertable directly or indirectly or derivatively, in law, equity or otherwise.

     1.14 Claim means (a) any right to payment from one or more of the Debtors whether or not such right is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, unmatured, disputed, undisputed, legal, equitable, secured or unsecured, known or unknown; or (b) any right to an equitable remedy for breach of performance if such breach gives rise to a right of payment from one or more of the Debtors, whether or not such right to an equitable remedy is reduced to judgment, fixed, contingent, matured, unmatured, disputed, undisputed, secured or unsecured, known or unknown.

     1.15 Claimant means the holder of a Claim.

     1.16 Class means any group of substantially similar Claims or Interests classified by the Plan pursuant to Section
1129(a)(1) of the Bankruptcy Code.

     1.17 Collateral means any property or interest in property of the estates of the Debtors subject to a Lien to secure the payment or performance of a Claim, which Lien is not subject to avoidance under the Bankruptcy Code.

     1.18 Confirmation means the entry of the Confirmation Order on the dockets maintained by the Clerk of the Bankruptcy Court with respect to the Bankruptcy Cases.

     1.19 Confirmation Date means the date upon which the Confirmation Order is entered.

     1.20 Confirmation Hearing means the date upon which a hearing on the confirmation of the Plan pursuant to 11 U.S.C.
Section 1129 is commenced.

     1.21 Confirmation Order means an order of the Bankruptcy
Court confirming the Plan in accordance with the provisions of chapter 11 of the Bankruptcy Code.

     1.22 Creditor means the holder of a Claim.

     1.23 Creditors' Committee means the Official Committee of
Unsecured Creditors of the Partnership appointed by the Office of the United States Trustee.

     1.24 Debtors mean, collectively, Pride Companies, L.P. and
Pride Refining, Inc.

     1.25 Debtors in Possession mean the Debtors in their capacity as debtors in possession in the Bankruptcy Cases under sections 1101, 1107 and 1108 of the Bankruptcy Code.

     1.26 Deficiency Claim means with respect to a Claim that is partially secured, the amount by which the Allowed amount of such Claim exceeds the value of the Collateral which secures such Claim.

     1.27 Disallowed means, when used with respect to a Claim or an Interest, a Claim or an Interest that has been disallowed pursuant to a Bankruptcy Court Order.

     1.28 Disbursing Agent means the Entity or Entities designated in the Plan and Confirmation Order to disburse property pursuant to the Plan and may include the Reorganized
Debtors when acting in that capacity.

     1.29 Disclosure Statement means the Third Amended and Restated Joint Disclosure Statement for Debtors' Joint Chapter 11 Plan of Reorganization including without limitation, all exhibits and schedules to it, filed with the Bankruptcy Court in conjunction with the Plan pursuant to 11 U.S.C. Section 1125 on November 19, 2001, as that Disclosure Statement may be amended and restated from time to time.

     1.30 Disputed means, with respect to a Claim or Interest, any such Claim or Interest proof of which was filed with the Bankruptcy Court and (a) which has been or hereafter is listed on the Schedules as unliquidated, disputed or contingent, and which has not been resolved by written agreement of the parties or an order of the Bankruptcy Court, or (b) as to which the Debtors or any other party in interest has interposed an objection in accordance with the Bankruptcy Code and the Bankruptcy Rules, which objection has not been withdrawn or determined by a Final Order. Prior to (i) the time an objection has been filed and
(ii) the expiration of the time within which to object to such Claim or Interest set forth herein or otherwise established by order of the Bankruptcy Court, a Claim or Interest shall be considered a Disputed Claim or Disputed Interest to the extent that the amount of the Claim or Interest specified in a proof of Claim or Interest exceeds the amount of the Claim or Equity Interest scheduled by the Debtors as undisputed, noncontingent or liquidated.

     1.31 Distribution(s) means the money or property to be paid or distributed pursuant to the Plan to each holder of an Allowed
Claim or Interest.

     1.32 DLPA means the Limited Partnership Act of the State of
Delaware, as amended from time to time.

     1.33 Effective Date means the first business day that is ten
(10) days from and after the Confirmation Date, or as soon thereafter as practicable; provided, however, that all conditions precedent to the occurrence of the Effective Date provided for in
Section 10.1 of the Plan have been satisfied or waived pursuant to Section 10.2 of the Plan; however, in the event a stay of the Confirmation Order is then in effect on such date, the first business day from and after the date such stay is vacated or as soon thereafter as practicable.

     1.34 Entity (or Entities) means any individual, corporation, partnership, association, joint stock company, joint venture, estate, trust, unincorporated organization, government or any subdivision thereof, or any other entity.

     1.35 Equiva means Equiva Trading Company, as agent for
Equilon Enterprises, L.L.C.

     1.36 Estates means, collectively, the estates of the Debtors created by section 541 of the Bankruptcy Code upon the commencement of the Debtors' Bankruptcy Cases.

     1.37 Existing Partnership Common Interest means an ownership interest in the common limited partnership units of the Partnership.

     1.38 Existing Partnership Equity Interest means collectively, the Existing Partnership Preferred Interests,
Existing Partnership Subordinated Preferred Interests, the
Existing Partnership Common Interests and the Existing
Partnership General Partnership Interests.

     1.39 Existing Partnership General Partnership Interest means a general partnership interest in the Partnership.

     1.40 Existing Partnership Preferred Interest means an ownership interest in the Series B, Series C or Series D redeemable Preferred Interests of the Partnership.

     1.41 Existing Partnership Subordinated Preferred Interest means an ownership interest in the Series G Preferred Interests of the Partnership.

     1.42 Existing Refining Equity Interest means an equity ownership interest in Pride Refining, Inc., a Texas corporation.

     1.43 Final Order means an order or judgment of a court which
(a) shall not have been reversed, vacated, stayed, modified or amended and the time to appeal from, or to seek review or rehearing of, shall have expired and as to which no appeal or petition for review, rehearing or certiorari is pending, or (b) if appealed from shall have been affirmed and no further hearing, appeal or petition for certiorari can be taken or granted.

     1.44 General Partners means Refining and Pride SGP in their capacity as general partners of the Partnership or Refining in its capacity as the sole general partner of the Reorganized
Partnership, as applicable.

     1.45 General Unsecured Claim(s) means any Unsecured Claim that is not an Administrative Expense, an Unsecured Priority Tax
Claim, a Secured Tax Claim, a Priority Non-Tax Claim, a Secured
Claim, a Penalty Claim, or a Deficiency Claim.

     1.46 Governmental Unit means a governmental unit as such term is defined in section 101(27) of the Bankruptcy Code.

     1.47 Impaired, with respect to any Claim or Interest, shall have the meaning set forth in Section 1124 of the Bankruptcy
Code.

     1.48 Interests means, as of the Petition Date, equity interests in the Debtors.

     1.49 Lien means any security interest, charge against, encumbrance upon or other interest in property, the purpose of which is to secure payment of a debt or performance of an obligation.

     1.50 Management means the following officers or directors of
Refining: Brad Stephens, Dave Caddell, Wayne Malone and George
Percival.

     1.51 New Guaranty or New Guaranties means the guaranties to be issued by Reorganized Refining pursuant to the Plan.

     1.52 New Guaranty Security Documents means the security and pledge agreement and mortgages pursuant to which certain
Collateral shall be pledged to secure Reorganized Refining's obligations under its New Guaranties.

     1.53 New Partnership Common Interest means the units of common limited partnership interests in the Reorganized Partnership to be issued on the Effective Date pursuant to the Plan if the holders of Existing Partnership Common Interests (as a Class) accept the Plan as required by Section 1126(d) of the Bankruptcy Code.

     1.54 New Partnership Senior Preferred Interest means the senior preferred interests to be authorized and issued on the Effective Date by the Reorganized Partnership to Management severally pursuant to the Plan.

     1.55 New Secured Notes means the secured notes to be issued by the Reorganized Partnership to Management severally with respect to their Allowed Secured Claims pursuant to the Plan.

     1.56 New Security Documents means the security and pledge agreement and mortgages pursuant to which certain property of the Partnership shall be pledged to secure the Reorganized
Partnership's obligations under the New Secured Notes, substantially in the form filed on or prior to the Confirmation
Date.

     1.57 New Unsecured Notes means the unsecured notes to be issued by the Reorganized Partnership to Management severally with respect to their Allowed Unsecured Claims pursuant to the Plan.

     1.58 Partnership means Pride Companies, L.P., a Delaware limited partnership.

     1.59 Penalty Claim means a Claim for any fine, penalty, forfeiture, or damages that is not in compensation for actual pecuniary loss suffered by the holder of such Claim.

     1.60 Petition Date means (a) with regard to the Partnership, January 17, 2001, the date on which the Partnership filed a petition for relief under chapter 11 of the Bankruptcy Code, and
(b) with regard to Refining, January 18, 2001, the date on which Refining commenced its Bankruptcy Case under chapter 11 of the Bankruptcy Code.

     1.61 Plan means this Third Amended and Restated Joint Plan of Reorganization Under Chapter 11 of the Bankruptcy Code proposed by the Debtors, as amended, supplemented, restated or otherwise modified from time to time thereafter, and all exhibits and schedules to the foregoing, as the same may be in effect at the time such reference becomes operative.

     1.62 Plan Documents or Plan Related Documents mean the agreements, documents and instruments entered into on or as of the Effective Date as contemplated by, and in furtherance of, the Plan, including but not limited to the Varde Unsecured Note, the Subordination Agreement and the financing statements reflecting the negative pledges with respect thereto.

     1.63 Pride SGP means Pride SGP, Inc., a Texas corporation.

     1.64 Priority Non-Tax Claim(s) means any Claim other than an Administrative Expense to the extent such Claim is entitled to priority in payment under section 507(a) of the Bankruptcy Code, except for Claims entitled to priority under Section 507(a)(8) of the Bankruptcy Code.

     1.65 Professionals means those Entities: (a) employed pursuant to an order of the Bankruptcy Court in accordance with Sections 327 or 1103 of the Bankruptcy Code providing for compensation for services rendered prior to the Effective Date pursuant to Sections 327, 328, 329, 330 and 331 of the Bankruptcy Code, or (b) seeking compensation and reimbursement pursuant to Sections 503(b)(2) or (4) of the Bankruptcy Code.

     1.66 Pro Rata means proportionately, based on the percentage amount of the Distribution made on account of a particular
Allowed Claim or Interest and the Distributions made on account of all Allowed Claims or Interests of the Class in which the particular Allowed Claim or Interest is included.

     1.67 Refining means Pride Refining, Inc., a Texas corporation.

     1.68 Reorganized Debtors means the Debtors from and after the Effective Date.

     1.69 Reorganization Expenses means all expenses incurred by the Reorganized Debtors in connection with carrying out the terms of the Plan, including any taxes owed by the Debtors, if any, attributable to the implementation of the Plan, or the ownership, operation, or disposition of the Debtors' assets.

     1.70 Reorganized Partnership means Pride Companies, L.P.
from and after the Effective Date.

     1.71 Reorganized Refining means Pride Refining, Inc. from and after the Effective Date.

     1.72 Reorganization Securities means the New Secured Notes, the New Unsecured Notes, the Varde Unsecured Note, the New
Partnership Senior Preferred Interests and the New Partnership
Common Interests.

     1.73 Royalty Claims means any Claim based on an ownership interest in oil, gas and/or minerals (either in severalty or in common with other owners) purchased by the Partnership.

     1.74 Schedules means the schedules of assets and liabilities and the statement of financial affairs filed by the Debtors with the Bankruptcy Court under section 521 of the Bankruptcy Code and Bankruptcy Rule 1007 on February 16, 2001, as they may be amended from time to time.

     1.75 Secured Claim means a Claim secured by a Lien on Collateral to the extent of the value of such Collateral (a) as set forth in the Plan, (b) as agreed to by the holder of such Claim and the Debtors or (c) as determined pursuant to a Final Order in accordance with Section 506(a) of the Bankruptcy Code or, in the event that such Claim is subject to setoff under
Section 553 of the Bankruptcy Code, to the extent of such setoff.

     1.76 Secured Tax Claim means any claims for taxes which is a Secured Claim.

     1.77 Settlement Agreement means the Compromise and
Settlement Agreement, made and entered into effective as of October 18, 2001, by and among Varde, Debtors, Brad Stephens,
Dave Caddell, Wayne Malone and George Percival.

     1.78 Settlement Order means an order of the Bankruptcy Court approving the settlement motion regarding the Settlement
Agreement that shall not have been reversed, vacated, stayed, modified or amended and that is immediately effective under Rule
6004(g) of the Federal Rules of Bankruptcy Procedure.

     1.79 Subordination Agreement means an agreement to be entered into by Varde and Management, effective as of the Effective Date, providing for the full subordination by Management of the debt and equity securities received by Management pursuant to the Plan (other than the Existing Partnership Common Interests or New Partnership Common Interests received by Management, and the Refining Interests retained by Management) to the payment in full of all of the consideration to be paid to Varde as provided in the Settlement Agreement, including the right to succeed to Management's rights to receive payments from such debt and equity securities, and apply the same in reduction of the Varde indebtedness, with Management having full rights of subrogation in the Varde Unsecured Note after the full payment of the payments to be made to Varde as provided in the Settlement Agreement. The Subordination Agreement shall also provide that Management shall have the right to vote the equity and debt securities received by Management pursuant to the Plan in any subsequent plan of reorganization and that Management debt and equity securities subject thereto shall contain legends noting the existence of the Subordination Agreement. In addition, the Subordination Agreement shall contain an agreement of Reorganized Refining and Management, as an Addendum thereto, to hold in trust and pay over to Varde any distributions or payments received by any of them from the Reorganized Partnership which are paid in violation of the Reorganized Partnership's agreement not to pay distributions or payments on its Existing Partnership Common Interests, its New Partnership Common Interests or its general partner interests in the Reorganized Partnership until all claims of Varde are paid in full as provided in the Plan. The form of the Subordination Agreement, with the Addendum thereto, is attached hereto as Exhibit B.

     1.80 Trade Accounts Payable or Trade A/P means all accounts payable of the Debtors to vendors supplying the Debtors with goods or services in the ordinary course of business.

     1.81 Unimpaired means a Claim that is not Impaired.

     1.82 Unsecured means a Claim that is not secured by a Lien.

     1.83 Unsecured Claim of Varde means the Claim of Varde arising under the Settlement Agreement to the extent that it has not previously been satisfied.

     1.84 Unsecured Priority Tax Claims means any Claim, other than an Administrative Expense or Secured Tax Claim, to the extent such Claim is entitled to priority under Section 507(a)(8) of the Bankruptcy Code.

     1.85 Varde means Varde Partners, Inc.

     1.86 Varde Group means Varde and each of its affiliates and each of their respective directors, officers, shareholders, subsidiaries, agents, sales agents, partners, representatives, attorneys, assigns, predecessors, successors, servants and employees, past and present.

     1.87 Varde Unsecured Note means the $9,000,000 unsecured promissory note to be issued by the Reorganized Debtors to Varde in partial satisfaction of its Allowed Unsecured Claim as provided in Article V hereof. The form of the Varde Unsecured
Note is attached hereto as Exhibit A.

     1.88 Other Definitions. Unless the context otherwise requires, any capitalized term used and not defined in the Plan but that is defined in the Bankruptcy Code shall have the meaning set forth in the Bankruptcy Code. Wherever from the context it appears appropriate, each term stated either in the singular or the plural shall include the singular and the plural, and pronouns stated in the masculine, feminine or neuter gender shall include the masculine, the feminine and the neuter. The words "herein", "hereof", "hereto", "hereunder", and others of similar inference refer to the Plan as a whole and not to any particular section, subsection or clause contained in the Plan.

                           ARTICLE II

                      SUMMARY OF THE PLAN

     The following is a brief summary of the general terms of the Plan for each Debtor. Each Debtor and its Creditors are separately treated in the Plan and substantive consolidation of the Debtors is not proposed nor provided for. Parties in interest should review the entire Plan for a more complete explanation of the treatment of each of the Debtors' Creditors and Interest holders. The Plan contemplates the reorganization of the Debtors pursuant to the terms of the Plan.

      A.   Pride Companies, L.P.

     Claimants and Interests holders holding Allowed Claims and Interests against Pride shall receive the following treatment under the Plan:


CLASS:     N/A
CLAIMANT:  ALLOWED ADMINISTRATIVE EXPENSES  (Est. $1,800,000)
TREATMENT: Paid in full as soon as practicable after the Effective Date, or after such expense is Allowed by the Court, which ever is later.

CLASS:     N/A
CLAIMANT:  ALLOWED UNSECURED PRIORITY TAX CLAIMS (Est. $ 700,000)
TREATMENT: Paid in full on the later of (1) as soon as practicable after the Effective Date, (2) as soon as practicable after such Claim becomes an Allowed Claim, or (3) if the payment on the Claim is not due as of the Confirmation Date, when the payment is due in the ordinary course of the Partnership's business.

CLASS:     1.
CLAIMANT:  ALLOWED SECURED TAX CLAIMS (Est. $ 500,000)
TREATMENT: Paid in full in 12 equal monthly installments with interest at 7.5% per annum (or such other rate as is determined by the Court).

CLASS:     2.
CLAIMANT:  ALLOWED NON-TAX PRIORITY CLAIMS
TREATMENT: Paid in full as soon as practicable after the Effective Date, or after such Claim is Allowed, whichever is later.

CLASS:     3.
CLAIMANT:  ALLOWED SECURED CLAIMS OF MANAGEMENT (Est. $2,100,000)
TREATMENT: Shall receive New Secured Notes in the original principal amount of $2,100,000, bearing interest at 7.5% per annum (or such other rate as is determined by the Court), payable in equal annual installments as necessary to equally amortize the debt over a 10-year period; provided, that if (i) all claims of Varde are paid in full by the Effective Date and (ii) unless waived by Management, all Claims filed by (a) Pride SGP and/or any of its shareholders and (b) David Johnson, Daniel Belf, David Bonds, Michael Chase and William Yocum in the Bankruptcy Cases have been disallowed in full by the Bankruptcy Court, holders of Allowed Secured Claims of Management shall receive, instead of New Secured Notes, a separate series of New Partnership Senior Preferred Interests with an aggregate $2,100,000 liquidation preference, which shall provide cumulative dividends of 7.5% per annum (or such other rate as is determined by the Court) and will be subject to mandatory redemption in equal annual installments as necessary to fully redeem such series of New Partnership Preferred Interests over 10 years. Pursuant to the Subordination Agreement to be entered into by Varde and Management, Management shall not be entitled to receive or retain any payments under the New Secured Notes unless and until all claims of Varde are paid in full as provided in the Plan (including, without limitation, the payment of $12,000,000 pursuant to the Settlement Agreement, the payment of $4,000,000 on the Effective Date and the payment of all amounts due under the Varde Unsecured Note), but interest shall accrue thereon from the date of issuance until paid.

CLASS:     4.
CLAIMANT:  ALLOWED SECURED CLAIM OF FLEET BANK, N.A. (Est.
$30,000)
TREATMENT: Paid in full as soon as practicable after the Effective Date, or after such Claim is Allowed, whichever is later.

CLASS:     5.
CLAIMANT:  ALLOWED UNSECURED CLAIM OF VARDE (Est. $13,000,000)
TREATMENT: Paid in full as follows: (1) deemed an Unsecured Allowed Claim in the amount of $13,000,000 to be paid as set forth below and (2) receives the benefits, rights, and protections of the Settlement Order (and the Settlement Agreement), including the payments provided for thereunder being indefeasibly paid to Varde prior to the Effective Date. The $13,000,000 Allowed Unsecured Claim shall be paid in full as follows: (1) $4,000,000 paid in cash on the Effective Date (together with interest thereon at the rate of 7.5% per annum commencing 10 days after the Effective Date); and (2) the balance paid by delivery of the Varde Unsecured Note in the original principal amount of $9,000,000, bearing interest at (i) 7.5% per annum for 6 months commencing the earlier of the Effective Date or March 31, 2002, (ii) 10.0% per annum for the next 18 months, and (iii) 15.0% per annum thereafter until maturity; payable as follows: (i) a payment of all accrued and unpaid interest shall be due 12 months after the Effective Date, (ii) a payment of principal and interest as necessary to fully amortize the indebtedness over an 8 year amortization period shall be due 24 months after the Effective Date, and (iii) a payment of all unpaid principal and all accrued and unpaid interest shall be due 36 months after the Effective Date. The Varde Unsecured Note will provide inter alia for a Prepayment Discount (as hereinafter defined), mandatory prepayments and certain negative covenants, the terms of which are more fully described in Article V of the Plan.


CLASS:     6.
CLAIMANT:  ALLOWED UNSECURED CLAIMS OF MANAGEMENT (Est.
$1,500,000)
TREATMENT: Shall receive (i) a cash payment as soon as practicable after the Effective Date in an amount equal to their Allowed Unsecured Claims arising under indemnity obligations of the Partnership, plus (ii) New Unsecured
Notes in the aggregate original principal amount of their remaining Allowed Unsecured Claims, bearing interest at 7.5% per annum (or such other rate as is determined by the Court), payable in equal annual installments as necessary to amortize the debt over a 10-year period; provided, that if (i) all claims of Varde are paid in full by the Effective Date and (ii) unless waived by Management, all Claims filed by (a) Pride SGP and/or any of its shareholders and (b) David Johnson, Daniel Belf, David Bonds, Michael Chase and William Yocum in the Bankruptcy Cases have been disallowed in full by the Bankruptcy Court, holders of Allowed Unsecured Claims of Management shall receive, instead of New Unsecured Notes, a separate series of New Partnership Senior Preferred Interests with an aggregate liquidation preference equal to the amount of their remaining Unsecured Claims, which shall provide cumulative dividends of 7.5% per annum (or such other rate as is determined by the Court) and will be subject to mandatory redemption in equal annual installments as necessary to fully redeem such series of New Partnership Preferred Interests over 10 years. Pursuant to the Subordination Agreement, Management shall not be entitled to receive or retain any payments under the New Unsecured Notes unless and until all claims of Varde are paid in full as provided in the Plan (including, without limitation, the payment of $12,000,000 pursuant to the Settlement Agreement, the payment of $4,000,000 on the Effective Date and the payment of all amounts due under the Varde Unsecured Note), but interest shall accrue on the New Unsecured Notes from the date of their issuance until paid.

CLASS:     7.
CLAIMANT:  ALLOWED UNSECURED ROYALTY CLAIMS (Est. $9,000,000)
TREATMENT: Allowed Royalty Claims shall be paid in full as due in the ordinary course of business, on the later of (i) the Effective Date or (ii) such date the claim becomes due, in accord with the Texas Natural Resources Code.

CLASS:     8.
CLAIMANT:  ALLOWED GENERAL UNSECURED CLAIMS (EXCLUDING CLASSES 5,
6 AND 7)   (Est. $2,700,000)
TREATMENT: Shall be paid in full, with 7.5% (or such other rate as is determined by the Court) interest per annum from the Effective Date upon the later of
(i) 6 months after the Effective
Date, or (ii) when Allowed.

CLASS:     9.
CLAIMANT:  ALLOWED EXISTING PARTNERSHIP GENERAL PARTNERSHIP
INTEREST OF REFINING
TREATMENT: Shall retain its Interests. Pursuant to the Subordination Agreement, the Reorganized Partnership shall agree that no payments or distributions shall be made with respect to the general partner interest in the Reorganized Partnership until all claims of Varde are paid in full as provided in the Plan.

CLASS      10.
CLAIMANT: ALLOWED EXISTING PARTNERSHIP GENERAL PARTNERSHIP INTEREST OF PRIDE SGP (.1%)
TREATMENT: Shall be cancelled and the holder shall receive a cash payment of $3,500 (or such amount determined by the Court to be the current fair market value of such interest) as soon as practicable after the Effective Date or upon determination of the fair market value, whichever is later.

CLASS:     11.
CLAIMANT: ALLOWED EXISTING PARTNERSHIP PREFERRED INTERESTS OF MANAGEMENT (Est. $8,300,000)
TREATMENT: Shall receive New Partnership Senior Preferred Interests with an aggregate $8,300,000 liquidation preference, which shall provide cumulative dividends of 7.5% per annum (or such other rate as is determined by the Court), and will be subject to mandatory redemption in equal annual installments as necessary to fully redeem the New Partnership Senior Preferred Interests over 15 years. $2,000,000 of the New Partnership Preferred Interests shall only earn and accrue preferential distributions on such amount that is equal to the Prepayment Discount (as more fully in Article V of the Plan) earned on the Varde Unsecured Note. Distributions on such $2,000,000 of New Partnership Senior Preferred Interests shall commence to accrue on the date through which interest was last paid on the Varde Unsecured Note or, if no interest has been paid thereon, the date that interest began to accrue on the Varde Unsecured Note. In addition, the New Partnership Senior Preferred Interests in an amount equal to $2,000,000 less the actual Prepayment Discount earned on the Varde Unsecured Note, shall be redeemable for $1.00 on the earlier of payment in full of the Varde Unsecured Note and the maturity date of the Varde Unsecured Note. Pursuant to the Subordination Agreement, Management shall not be entitled to receive or retain any payments or distributions on the New Partnership Senior Preferred Interests until all claims of Varde are paid in full as provided in the Plan (including, without limitation, the payment of $12,000,000 pursuant to the Settlement Agreement, the payment of $4,000,000 on the Effective Date and the payment of all amounts due under the Varde Unsecured Note), but distributions shall accrue on the New Partnership Senior Preferred Interests.

CLASS:     12.
CLAIMANT:  ALLOWED EXISTING PARTNERSHIP SUBORDINATED PREFERRED
INTERESTS OF PRIDE SGP (Est. $3,144,000)
TREATMENT: Shall retain their Existing Partnership Subordinated
Preferred Interests, and shall continue to be subordinated to the New Partnership Senior Preferred Interests.

CLASS:     13.
CLAIMANT:  ALLOWED EXISTING PARTNERSHIP COMMON INTERESTS
TREATMENT: Existing Partnership Common Interests shall be cancelled and the Partnership shall issue New Partnership Common Interests, one unit for each 3,200 units of Existing Partnership Common Interests, plus a cash payment in lieu of issuing fractional units in an amount equal to a Pro Rata price equal to $2,240 per full New Partnership Common Interest unit (or such other amount as the Bankruptcy Court determines to be the fair market value thereof); provided, however, that if this Class of equity owners does not accept the Plan as required under Section 1126(d) of the Bankruptcy Code, then all holders of Existing Partnership Common Interests shall retain their Existing Partnership Common Interest and this Class shall be unimpaired. Pursuant to the Subordination Agreement, the Reorganized Partnership shall agree that no payments or distributions shall be made with respect to the common interests in the Reorganized Partnership until all claims of Varde are paid in full as provided in the Plan.

     B.   Pride Refining, Inc.

     Claimants and Interests holders holding Allowed Claims and Interests against Refining shall receive the following treatment under the Plan:

CLASS:     N/A
CLAIMANT:  ALLOWED ADMINISTRATIVE EXPENSES (Est. $50,000)
TREATMENT: Paid in full as soon as practicable after the Effective Date or after such Claim is allowed, whichever is later.

CLASS:     N/A
CLAIMANT:  ALLOWED UNSECURED PRIORITY TAX CLAIMS
TREATMENT: Paid in full on the later of (1) as soon as practicable after the Effective Date, (2) as soon as practicable after such Claim becomes an Allowed Claim, or (3) if the payment on the Claim is not due as of the Confirmation Date, when the payment is due in the ordinary course of Refining's business.

CLASS:     1.
CLAIMANT:  ALLOWED SECURED TAX CLAIMS
TREATMENT: Paid in full as soon as practicable after the Effective Date or after such Claim is Allowed, whichever is later. Each holder of a Refining Class 1
Claim, to the extent it holds a post-
petition ad valorem tax lien under
state law, shall retain its lien until
paid in full.

CLASS:     2.
CLAIMANT:  ALLOWED PRIORITY NON-TAX CLAIMS
TREATMENT: Paid in full as soon as practicable after the Effective Date or after such Claim is Allowed, whichever is later.

CLASS:     3.
CLAIMANT:  ALLOWED UNSECURED CLAIM OF VARDE
TREATMENT: Paid in full by the execution and delivery by Reorganized Refining as a joint obligor of the Varde Unsecured Note. For a more complete description of the Varde Unsecured Note, see the description of the treatment of the Class 5 Claim of Varde with respect to Pride Companies, L.P. above.

CLASS:     4.
CLAIMANT: ALLOWED GUARANTY CLAIMS OF MANAGEMENT (GUARANTY OF MANAGEMENT'S SECURED NOTE AND UNSECURED NOTE)
TREATMENT: This obligation shall be paid by the Partnership pursuant to the Plan. Reorganized Refining shall execute a New Guaranty guaranteeing the Reorganized Partnership's Plan payments, as well as a new security agreement securing the New Guaranty obligation. Pursuant to the Subordination Agreement, Management shall not be entitled to receive or retain any payments under the New Guaranty of Reorganized Refining unless and until all claims of Varde are paid in full as provided in the Plan (including, without limitation, the payment of $12,000,000 pursuant to the Settlement Agreement, the payment of $4,000,000 on the Effective Date and the payment of all amounts due under the Varde Unsecured Note).

CLASS:     5.
CLAIMANT:  ALLOWED GENERAL UNSECURED CLAIMS (OTHER THAN THOSE
INCLUDED IN CLASS 4)
TREATMENT: Claims that Refining is liable for only in its capacity as a general partner of the Partnership will be paid by the Partnership as provided in Article V.A. of the Plan. All other claims shall be paid in full upon the later of (i) 6 months after the Effective Date, or (ii) when Allowed.

CLASS:     6.
CLAIMANT:  ALLOWED EXISTING REFINING EQUITY INTERESTS
TREATMENT: Shall retain their Interests in Reorganized Refining.


                          ARTICLE III

                    CLASSIFICATION OF CLAIMS

     3.1 Treatment of Claims. The Plan is intended to resolve all Claims against the Debtors or property of the Debtors of whatever character, whether contingent or unliquidated, or whether allowed by the Bankruptcy Court pursuant to Section 502(a) of the Property Code.

     3.2 Division of Claims. For purposes of voting and Confirmation, except as otherwise provided herein, all Claims and Interests shall be classified separately for each Debtor under the Plan. An Allowed Claim is in a particular class only to the extent that such Claim qualifies within the description of that class and is in a different class to the extent that the remainder of the Claim qualifies within the description of a different class.

     3.3 Administrative Expenses and Unsecured Priority Tax Claims. As provided in section 1123(a)(1) of the Bankruptcy Code, Administrative Expenses and Unsecured Priority Tax Claims against the Debtors shall not be classified under the Plan. Rather, all such Administrative Expenses and Claims are treated separately pursuant to the terms set forth in Article IV of the Plan.

     3.4 Allowed Claims and Interests. A Claim or Interest is in a particular Class only to the extent that the Claim or Interest is an Allowed Claim or an Allowed Interest.

     3.5 Classification of Claims and Interests. Claims against and Interests in the Debtors are classified as follows:

     (a)  Pride Companies, L.P.:

        Partnership Class 1:     Allowed Secured Tax Claims

        Partnership Class 2:     Allowed Priority Non-Tax
                                 Claims

        Partnership Class 3:     Allowed Secured Claims Of
                                 Management

        Partnership Class 4:     Allowed Secured Claim of
                                 Fleet Bank, N.A.

        Partnership Class 5:     Allowed Unsecured Claim of
                                 Varde

        Partnership Class 6:     Allowed Unsecured Claims Of
                                 Management

        Partnership Class 7:     Allowed Unsecured Royalty
                                 Claims

        Partnership Class 8:     Allowed General Unsecured
                                 Claims (Excluding Classes
                                 5, 6 and 7)

        Partnership Class 9:     Allowed Existing Partnership
                                 General Partnership Interests
                                 of Refining

        Partnership Class 10:    Allowed Existing Partnership
                                 General Partnership Interests
                                 of Pride SGP

        Partnership Class 11:     Allowed Existing Partnership
                                  Preferred Interests of
                                  Management

        Partnership Class 12:     Allowed Existing Partnership
                                  Subordinated Preferred
                                  Interests of Pride SGP

        Partnership Class 13:     Allowed Existing Partnership
                                  Common Interests

     (b)  Pride Refining, Inc.:

        Refining Class 1:         Allowed Secured Tax Claims

        Refining Class 2:         Allowed Priority Non-Tax
                                  Claims

        Refining Class 3:         Allowed Unsecured Claim of
                                  Varde

        Refining Class 4:         Allowed Guaranty Claims Of
                                  Management

        Refining Class 5:         Allowed General Unsecured
                                  Claims Other Than Those
                                  Included In Classes 3 and 4

        Refining Class 6:         Allowed Refining Equity
                                  Ownership Interests

                          ARTICLE IV

                   TREATMENT OF UNCLASSIFIED

             ADMINISTRATIVE EXPENSES AND TAX CLAIMS

     4.1     Administrative Expenses.

          (a) Allowed Administrative Expenses Against the Debtors. Subject to the Administrative Expense bar date provisions set forth in Section 4.1(b) below, the holders of Allowed Administrative Expenses against the Debtors, unless otherwise agreed, are entitled to priority under Section 507(a)(1) of the Code. Claimants entitled to payment of administrative expenses pursuant to Sections 503 and 507(a) of the Code shall receive, on account of such Allowed Administrative Expense, cash in the full amount of such Allowed Administrative Expense on the Effective Date or as soon as practical after such expense is Allowed by the Court.

          (b) Administrative Expense Bar Date for Filing Applications for Allowance and Payment of Administrative Expenses. Applications for allowance and payment of Administrative Expenses, other than for Professional fees and expenses, must be filed on or before the twentieth (20th) day following entry of the Confirmation Order. The Court shall not consider any application for allowance of Administrative Expenses, other than for Professional fees and expenses, filed after this date.

     4.2     Unsecured Priority Tax Claims.  In accordance with
Section 1129(a)(9)(C), all Unsecured Priority Tax Claims that are Allowed Claims against the Debtors, shall be paid in full on the latter of (i) as soon as practical after the Effective Date, (ii) as soon as practical after such Claim becomes an Allowed Claim, or (iii) if the payment on the Claim is not due as of the Confirmation Date, when the payment is due in the ordinary course of the respective Debtors' business.

     4.3 Disallowance of Certain Interest and Penalties on Claims. Except as otherwise specifically provided in the Plan, holders of Claims shall not receive any payment on account of post-Petition Date interest, or pre- and post-Petition Date Penalty Claims, arising in connection with such Claims. Holders of such Claims shall not assess or attempt to collect such interest or Penalty Claims from the Debtors, or from any of their assets.

                           ARTICLE V

           TREATMENT OF ALLOWED CLAIMS AND INTERESTS

     Except as provided herein, each Allowed Claim and Interest classified in Article III shall be satisfied in full upon the delivery to the holder of such Claim or Interest by the respective Debtors of the cash, property or other consideration provided for in this Article V for Claims or Interests in the class to which such Allowed Claim or Allowed Interest belongs. Following the entry of the Confirmation Order, the rights of all Creditors and Interest holders shall be limited exclusively to the specific benefits made available and set forth under the Plan. Upon payment of Allowed Claims or Interests pursuant hereto, as a condition to such payment, the payee shall execute and deliver to the payor appropriate releases, receipts and acknowledgements with respect to such payments.

     A.   Pride Companies, L.P.

     5.1 Treatment of Allowed Partnership Class 1 Claims (Allowed Secured Tax Claims). Each Class 1 Claim that is an Allowed Claim shall be paid in full, together with 7.5% (or such other rate that the Court determines to be the appropriate fair market rate) interest thereon on and after the Effective Date, in twelve (12) equal monthly installments commencing on the latter of (i) the month following the Effective Date or (ii) when such claim becomes an allowed claim. Each Partnership Class 1 claimant shall retain its lien until paid in full. (Impaired).

     5.2 Treatment of Allowed Partnership Class 2 Claims (Priority Non-Tax Claims). Each Class 2 Claim that is an Allowed Claim shall be paid in cash, in full, on the latter of (a) as soon as practicable after the Effective Date or (b) as soon as practicable after the date on which such Claim becomes an Allowed Claim. (Unimpaired).

     5.3 Treatment of Allowed Partnership Class 3 Claims (Secured Management Claims). Each Class 3 Claim that is an Allowed Claim shall be paid by delivery of a New Secured Note of the Reorganized Partnership in the aggregate original principal amount of $2,100,000 bearing interest at 7.5% per annum (or such other rate that the Court determines to be the appropriate fair market rate), payable in equal annual installments sufficient to amortize such note over a ten-year period and secured by all assets of the Reorganized Partnership; provided, that if (i) all claims of Varde are paid in full by the Effective Date and (ii) unless waived by Management, all Claims filed by (a) Pride SGP and/or any of its shareholders and (b) David Johnson, Daniel Belf, David Bonds, Michael Chase and William Yocum in the Bankruptcy Cases have been disallowed in full by the Bankruptcy Court, holders of Allowed Secured Claims of Management shall receive, instead of New Secured Notes, a separate series of New Partnership Senior Preferred Interests with an aggregate $2,100,000 liquidation preference, which shall provide cumulative dividends of 7.5% per annum (or such other rate as is determined by the Court) and will be subject to mandatory redemption in equal annual installments as necessary to fully redeem such series of New Partnership Preferred Interests over 10 years. Pursuant to the Subordination Agreement to be entered into by Varde and Management, Management shall not be entitled to receive or retain any payments under the New Secured Notes until all claims of Varde are paid in full as provided in the Plan (including, without limitation, the payment of $12,000,000 pursuant to the Settlement Agreement, the payment of $4,000,000 on the Effective Date and the payment of all amounts due under the Varde Unsecured Note), but interest shall accrue thereon from the date of issuance until paid in full. (Impaired)

     5.4 Treatment of Allowed Partnership Class 4 Claim (Secured Claim of Fleet) The Class 4 Claim that is an Allowed Claim shall be paid in full as soon practicable after the Effective Date or after such Claim is Allowed, whichever is later. (Unimpaired)

     5.5 Treatment of Allowed Partnership Class 5 Claims (Unsecured Claim of Varde) The Class 5 Claim of Varde shall be paid in full and treated as follows: (1) deemed an Allowed Unsecured Claim in the amount of $13,000,000 to be paid as set forth below and (2) shall receive all of the benefits and protections of the Settlement Order and the Settlement Agreement, including the payments provided for thereunder being deemed indefeasibly paid to Varde prior to the Effective Date. The $13,000,000 Allowed Unsecured Claim shall be paid in full as follows: (1) $4,000,000 paid in cash on the Effective Date (together with interest thereon at the rate of 7.5% per annum commencing 10 days after the Effective Date); and (2) the balance paid by delivery of the Varde Unsecured Note in the original principal amount of $9,000,000 bearing interest at (i) 7.5% per annum for 6 months commencing the earlier of the Effective Date or March 31, 2002, (ii) 10.0% per annum for the next 18 months, and (iii) 15.0% per annum thereafter until maturity; payable as follows: (i) a payment of all accrued and unpaid interest shall be due 12 months after the Effective Date, (ii) a payment of principal and interest as necessary to fully amortize the indebtedness over an 8 year amortization period shall be due 24 months after the Effective Date, and (iii) a payment of all unpaid principal and all accrued and unpaid interest shall be due 36 months after the Effective Date. The Varde Unsecured Note will provide that all net proceeds from (i) any sale by the Reorganized Partnership of the excess assets of the Reorganized Partnership commonly referred to as the Carswell Pipeline and
(ii) all other sales of assets, other than in the ordinary course of business (exclusive of the sale of the Carswell Pipeline), in excess of the aggregate amount of $500,000 per calendar year shall be paid on the Varde Unsecured Note as a mandatory prepayment. The Varde Unsecured Note will provide for prepayment discounts (the "Prepayment Discount") equal to $2,000,000 plus all accrued but unpaid interest on such Prepayment Discount, which shall be allowed upon prepayment in full of all payments to be made to Varde as provided in the Plan on or before the Effective Date (or a pro rata portion of such Prepayment
Discount shall be allowed upon a prepayment in part, but not all, of all payments to be made to Varde as provided in the Plan). After the Effective Date (a) the Prepayment Discount upon any prepayment in full of the Varde Unsecured Note (provided that cash payments in the aggregate principal amount of $16,000,000 due Varde as provided in the Settlement Agreement and the Plan have been paid in full on or before the Effective Date) shall be equal to (i) $1,852 multiplied by the number of days remaining until the stated maturity date of the Varde Unsecured Note, as of the date of the prepayment in full, plus (ii) the interest accrued and unpaid on the amount calculated under (i) hereof (for example, if the Reorganized Debtors repay the entire indebtedness owing under the Varde Unsecured Note twenty (20) days before maturity, the $9,000,000 principal balance of the Varde Unsecured Note would be discounted by an amount equal to $1,852 multiplied by twenty (20), or $37,040, plus any accrued but unpaid interest on such $37,040 amount; and the principal amount then due and owing would be $8,962,960, less the accrued but unpaid interest on the sum of $37,040), and (b) the Prepayment Discount upon any prepayment in part, but not in full, of the Varde Unsecured Note, shall be a pro rata portion of the full discount provided for herein. The Reorganized Debtors shall be entitled to the Prepayment Discount regardless of the source of the prepayment, including, without limitation, prepayments made pursuant to the Subordination Agreement and prepayments from the net proceeds of all asset sales which are required to be applied as a mandatory prepayment as provided above (including, without limitation, from a sale of the Carswell Pipeline and from the sale of other assets). The Varde Unsecured Note shall contain a negative pledge covenant that will prohibit the Reorganized Debtors incurring or placing liens on their assets after the Effective Date (other than liens to be in effect on the Effective Date as contemplated in the Plan and certain other liens); provided, however, the Reorganized Debtors shall be entitled to incur or place liens on their respective assets to secure indebtedness if 100% of the net proceeds thereof is concurrently applied to a prepayment of the Varde Unsecured Note. In addition, the Varde Unsecured Note shall contain a covenant providing that the Reorganized Partnership shall not make any distributions on its Common Interests or its general partnership interests until all claims of Varde are paid in full as provided in the Plan and shall provide that the Reorganized Debtors shall perform their obligations under the Subordination Agreement and the Addendum thereto. All debt evidenced by the Varde Unsecured Note shall, at the option of Varde, become immediately due and payable in the event of a default under such covenants.

     The Varde Unsecured Note shall also provide that Varde will be entitled to attorneys' fees in certain circumstances as more fully described in the Settlement Agreement. (Impaired)

     5.6 Treatment of Allowed Partnership Class 6 Claims (Unsecured Management Claims). Each Class 6 Claim that is an Allowed Claim shall receive (i) a cash payment as soon as practicable after the Effective Date in an amount equal to their Allowed Claim arising under indemnity obligations of the Partnership, plus (ii) a New Unsecured Note in the original principal amount of their remaining Allowed Unsecured Claim (the aggregate original principal amount of the New Unsecured Notes shall be $1,100,000), bearing interest at 7.5% per annum (or such other rate as is determined by the Court), payable in equal annual installments as necessary to amortize the debt over a 10-year period; provided, that if (i) all claims of Varde are paid in full by the Effective Date and (ii) unless waived by Management, all Claims filed by (a) Pride SGP and/or any of its shareholders and (b) David Johnson, Daniel Belf, David Bonds, Michael Chase and William Yocum in the Bankruptcy Cases have been disallowed in full by the Bankruptcy Court, holders of Allowed Unsecured Claims of Management shall receive, instead of New Unsecured Notes, a separate series of New Partnership Senior Preferred Interests with an aggregate liquidation preference equal to the amount of their remaining Unsecured Claims, which shall provide cumulative dividends of 7.5% per annum (or such other rate as is determined by the Court) and will be subject to mandatory redemption in equal annual installments as necessary to fully redeem such series of New Partnership Preferred Interests over 10 years. Pursuant to the Subordination Agreement, Management shall not be entitled to receive or retain any payments under the New Unsecured Notes unless and until all claims of Varde are paid in full as provided in the Plan (including, without limitation, the payment of $12,000,000 pursuant to the Settlement Agreement, the payment of $4,000,000 on the Effective Date and the payment of all the amounts due under the Varde Unsecured Note), but interest shall accrue on the New Unsecured Notes from the date of their issuance until paid. (Impaired).

     5.7  Treatment of Allowed Partnership Class 7 Claims
(Unsecured Royalty Claims).  Each Class 7 Claim that is an
Allowed Claim shall be paid in full as due in the ordinary course of business, on the later of (i) the Effective Date of (ii) such date the claim becomes due, in accord with the Texas Natural
Resource Code.  (Unimpaired).

     5.8 Treatment of Allowed Partnership Class 8 Claims (General Unsecured Claims, Excluding Those Included in Classes 5, 6 and 7). Each Class 8 Claim that is an Allowed Claim shall be paid in cash in full, with interest at the rate of 7.5% per annum (or such other rate as is determined by the Court), on the later of (i) six (6) months after the Effective Date, or (ii) when Allowed. (Impaired)

     5.9 Treatment of Allowed Partnership Class 9 Claims (Existing Partnership General Partnership Interest of Refining). Refining shall retain its Existing Partnership General Partnership Interest, which shall become the general partner interest in the Reorganized Partnership. Pursuant to the Subordination Agreement, the Reorganized Partnership shall agree that no payments or distributions shall be made with respect to the general partner interest in the Reorganized Partnership until all claims of Varde are paid in full as provided in the Plan. (Unimpaired)

     5.10 Treatment of Allowed Partnership Class 10 Claims (Existing Partnership General Partnership Interest of Pride SGP). Pride SGP's Existing General Partnership Interest in the Partnership shall be cancelled and Pride SGP shall receive a cash payment of $3,500 or in the event Pride SGP disputes that such amount represents the fair market value of such interest (which dispute must be filed on or before the date objections to confirmation of the Plan are due), such amount as the Court determines to be the fair market value, which shall be paid as soon as practicable after the Effective Date or such date that the Court determines by Final Order the fair market value of such interest, whichever is later. (Impaired)

     5.11 Treatment of Allowed Partnership Class 11 Claims (Existing Partnership Preferred Interests of Management). Existing Partnership Preferred Interests of Management shall be canceled and Management shall receive New Partnership Senior Preferred Interests with an aggregate $8,300,000 liquidation preference, which shall provide cumulative dividends of 7.5% per annum (or such other rate as is determined by the Court), and will be subject to mandatory redemption in equal annual installments as necessary to fully redeem the New Partnership Senior Preferred Interests over fifteen (15) years. $2,000,000 of the New Partnership Preferred Interests shall only earn and accrue preferential distributions on such amount that is equal to the Prepayment Discount (as more fully described in Section 5.5 above) earned on the Varde Unsecured Note. Distributions on such $2,000,000 of New Partnership Senior Preferred Interests shall commence to accrue on the date through which interest was last paid on the Varde Unsecured Note or, if no interest has been paid thereon, the date that interest began to accrue on Varde's Unsecured Note. In addition, the New Partnership Senior Preferred Interests in an amount equal to $2,000,000 less the actual Prepayment Discount earned on the Varde Unsecured Note, shall be redeemable for $1.00 on the earlier of payment in full of the Varde Unsecured Note and the maturity date of the Varde Unsecured Note. Pursuant to the Subordination Agreement, Management shall not be entitled to receive or retain distributions on the New Partnership Senior Preferred Interests until all claims of Varde are paid in full as provided in the Plan, (including, without limitation, the payment of $12,000,000 pursuant to the Settlement Agreement, the payment of $4,000,000 on the Effective Date and the payment of all amounts due under the Varde Unsecured Note), but distributions shall accrue on the New Partnership Senior Preferred Interests. (Impaired)

     5.12 Treatment of Allowed Partnership Class 12 Claims (Existing Partnership Subordinated Preferred Interests). Pride SGP, the holder of the Existing Partnership Subordinated Preferred Interests, shall retain its Existing Partnership Subordinated Preferred Interests, and shall continue to be subordinated to the New Partnership Senior Preferred Interests. (Unimpaired)

     5.13 Treatment of Allowed Partnership Class 13 Interests (Existing Partnership Common Interests). Holders of Existing Partnership Common Interests shall receive one unit of New Partnership Common Interests for every 3,200 units of Existing Partnership Common Interests (which shall be canceled), plus a cash payment in lieu of the issuance of fractional units of New Partnership Common Interests, payable as soon as practicable after the Effective Date, equal to $2,240 for each unit of New Partnership Common Interest (i.e., a holder entitled to a one-half New Partnership Common Interest will receive one-half of the $2,240 estimated value of a full New Partnership Common Interest unit, or $1,120, in lieu of receiving a one-half fractional interest) (or such other amount as the Court determines to be the fair Market Value thereof) (Impaired); provided, however, that if this class of equity owners does not accept the Plan as required under Section 1126(d) of the Bankruptcy Code, then all holders of Existing Partnership Common Interests shall retain their Existing Partnership Equity Interests and this Class shall be unimpaired. Pursuant to the Subordination Agreement, the Reorganized Partnership shall agree that no payments or distributions shall be made with respect to the common interests in the Reorganized Partnership until all claims of Varde are paid in full as provided in the Plan.

     B.   Pride Refining, Inc.

     5.14 Treatment of Allowed Refining Class 1 Claims (Allowed Secured Tax Claims). Each Class 1 Claim that is an Allowed Claim shall be paid in full as soon as practicable after the Effective Date or after such Claim is Allowed whichever is later. Each Refining Class 1 claimant shall retain its lien until paid in full. (Unimpaired)

     5.15 Treatment of Allowed Refining Class 2 Claims (Priority Non-Tax Claims). Each Refining Class 2 Claim that is an Allowed Claim shall be paid in full on the latter of (a) as soon as practicable after the Effective Date, or (b) as soon as practical after the date on which such Claim becomes an Allowed Claim. (Unimpaired)

     5.16 Treatment of Allowed Refining Class 3 Claim (Unsecured Claim of Varde). The Varde Allowed Unsecured Claim shall be paid in full by the execution and delivery by Refining as a joint obligor of the Varde Unsecured Note, as more fully described in
Section 5.5 above.  (Impaired).

     5.17 Treatment of Allowed Refining Class 4 Claims (Management Guaranty Claims). Each Refining Class 5 Claim that is an Allowed Claim shall be satisfied by Reorganized Refining executing and delivering to the holders of such Allowed Claims a New Guaranty guaranteeing the Reorganized Partnership Plan payments, secured by a Lien on all of the assets of Reorganized Refining. Pursuant to the Subordination Agreement, Management shall not be entitled to receive or retain any payments under this guaranty of Reorganized Refining unless and until all claims of Varde are paid in full as provided in the Plan (including, without limitation, the payment of $12,000,000 pursuant to the Settlement Agreement, the payment of $4,000,000 on the Effective Date and the payment of all amounts due under the Varde Unsecured
Note).  (Impaired)

     5.18 Treatment of Allowed Refining Class 5 Claims (Unsecured Claims, Excluding Unsecured Claims in Classes 3 and
4). Each Refining Class 5 Claim that is an Allowed Claim, and that is not a claim that Refining is liable for solely in its capacity as a general partner of the Partnership, shall be paid in cash, in full upon the later of (i) six months after the Effective Date, or (ii) the first month following the month that the claim becomes an Allowed Claim. Claims for which Refining is liable only in its capacity as general partner of the Partnership shall be paid by the Partnership, as provided in Article V.A. of the Plan. (Impaired).

     5.19  Treatment of Allowed Refining Class 6 Interests
(Existing Refining Equity Interests).  Holders of Existing
Refining Equity Interests shall retain their Interests.
(Unimpaired)

                          ARTICLE VI

            MEANS FOR THE IMPLEMENTATION OF THE PLAN

     In addition to the provisions set forth elsewhere in the Plan, the following shall constitute the means for implementation of the Plan.

     6.1 General Partnership Matters. The Reorganized Debtors shall take such action as is necessary under the laws of the states of Delaware and Texas, federal law and other applicable law to effect the terms and provisions of the Plan and the Plan Documents.

     6.2 Effectiveness of Securities, Instruments and Agreements. On the Effective Date, all Plan Documents issued or entered into pursuant to the Plan, including, without limitation,
(i) the New Security Documents, (ii) the New Secured Notes, (iii) the New Unsecured Notes, (iv) the New Partnership Senior Preferred Interests, (v) the New Guaranties of Refining, (vi) the New Guaranty Security Documents, (vii) the Subordination Agreement, (viii) the Varde Unsecured Note, (ix) the Amended Partnership Agreement, (x) a Uniform Commercial Code financing statement reflecting the Reorganized Debtors' agreement not to grant new liens on their assets after the Effective Date (subject to certain exceptions) and/or (xi) any agreement entered into or instrument issued or in connection with any of the foregoing or any other Plan Document, shall become effective and binding in accordance with their respective terms and conditions upon the Entities thereto and shall be deemed to become effective simultaneously. The Debtors shall file with the Bankruptcy Court, at least ten (10) days before the date of the Confirmation Hearing, the proposed forms of the Plan Documents listed in clauses (i) through (x) of the preceding sentence.

     6.3 Partnership Action for Reorganized Partnership. On the Effective Date, the issuance of the New Partnership Common Interests, the New Partnership Senior Preferred Interests and the other matters provided in the Plan involving the partnership structure of the Reorganized Partnership shall be deemed to have occurred and shall be in effect from and after the Effective Date without any requirement of further action by the partners of the Partnership or the Reorganized Partnership. On the Effective Date or as soon thereafter as is practicable, the Reorganized Partnership shall execute and deliver to the partners of the Reorganized Partnership the Amended Partnership Agreement. The Amended Partnership Agreement shall provide for, among other things, (i) the authorization of at least 1,546 units of New Common Interests, (ii) the authorization of the New Partnership Senior Preferred Interests and the Existing Partnership Subordinated Preferred Interests, (iii) the indemnification of the General Partner of the Reorganized Partnership to the fullest extent permitted by the DLPA, (iv) the cancellation of the Existing Partnership Equity Interests, other than the Existing Partnership General Partnership Interest of Refining and the Existing Partnership Subordinated Preferred Interests, and (v) a prohibition on the issuance of nonvoting equity securities to the extent, and only to the extent, required by Section 1123(a)(6) of the Bankruptcy Code.

     6.4 Approval of Agreements. The solicitation of votes on the Plan shall be deemed a solicitation for the approval of the Plan Documents (which are available for inspection by any party in interest upon written request) and all transactions contemplated by the Plan. Entry of the Confirmation Order shall constitute approval of the Plan Documents and such transactions.

     6.5 Employee Benefit Plans. Subject to the occurrence of the Effective Date, all employee benefit plans, policies and programs of the Debtors and the Debtors' obligations thereunder, shall survive Confirmation of the Plan, remain unaffected thereby, and not be discharged. Except as otherwise provided in the Plan, employee benefit plans, policies, and programs shall include, without limitations, all savings plans, retirement pension plans, health care plans, disability plans, severance benefit plans, life, accidental death and dismemberment insurance plans (to the extent not executory contracts assumed under the Plan) and workers' compensation programs.

     6.6 Distributions to Holders of Allowed Claims and Interests; Source of Cash and Reorganization Securities for Distributions. On the Effective Date, the Reorganized Partnership or Reorganized Refining, as applicable, shall deliver to the Disbursing Agent sufficient Cash and Reorganization Securities to make the Distributions to be made on the Effective Date to the holders of Allowed Claims and Allowed Interests. Payments and other Distributions to be made pursuant to the Plan will be available from each of the Reorganized Debtors' funds to meet that particular Debtors' Plan obligations. However, in the event Refining needs any funds to meet its obligations under the Plan, it shall borrow those funds from the Partnership on an unsecured basis.

     6.7  Cancellation and Surrender of Existing Securities.

          (a)  Cancellation of Existing Securities and
Agreements. Except as otherwise expressly provided in the Plan, any Plan Document or the Confirmation Order, on the Effective Date, all documents evidencing securing and guaranteeing all Series A, B-1, B-2, B-3 and C Term Loans, and Unsecured Series A Notes, all dated December 30, 1997, and the Existing Partnership Equity Interests (other than the Existing General Partnership Interest of Refining and the Existing Partnership Subordinated Preferred Interests), and any options, warrants, calls, subscriptions, or other similar rights or other agreements or commitments, contractual or otherwise, obligating the Partnership to issue, transfer, or sell any Existing Partnership Equity Interests, or any other equity interests in the Partnership shall be canceled and the holders thereof shall have no rights, and such instruments shall evidence no rights, except the right to receive the Distributions to be made to holders of such instruments under the Plan.

          (b) Surrender of Existing Securities. As a condition to receiving any Distribution under the Plan, each holder of a promissory note, interest certificate, or other instrument evidencing a Claim or Interest must surrender such promissory note, interest certificate, or other instrument to the Reorganized Partnership or its designee.

     6.8 Release of Liens and Perfection of Liens. Except as otherwise provided in the Plan, any Plan Document or the Confirmation Order: (a) each holder of a Secured Claim or a judgment, shall on the Effective Date (i) turn over and release to the relevant Reorganized Debtors any and all Collateral that secures or purportedly secures such Claim, as it pertains to the properties currently owned or leased by the relevant Debtors or such Lien shall automatically, and without further action by the Debtors or Reorganized Debtors, be deemed released, and (ii) execute such documents and instruments as the Reorganized Debtors (requests) to evidence such Claim holder's release of such property or Lien; and (b) on the Effective Date, all right, title and interest in any and all property of the Estates shall revert or be transferred to the relevant Reorganized Debtors free and clear of all Claims and Interests, including, without limitation, Liens, escrows, charges, pledges, encumbrances and/or security interests of any kind. No Distribution hereunder shall be made to or on behalf of any Claim holder unless and until such holder executes and delivers to the relevant Debtors or Reorganized Debtors such release of Liens or otherwise turns over and releases such Cash, pledge, or other possessory Lien. Any such holder that fails to execute and deliver such release of Liens within 120 days of the Effective Date shall be deemed to have no further Claim against any Debtors, Reorganized Debtors or their assets or property in respect of such Claim and shall not participate in any Distribution hereunder. Notwithstanding the immediately preceding sentence, any holder of a Disputed Claim shall not be required to execute and deliver such release until such time as the Claim is Allowed or Disallowed.

     6.9  Contingent Secured Claims of Equiva and Wells Fargo
Bank, N.A.

          (a)  Equiva shall retain its cash deposit of
$14,000,000, or such lesser amount as Equiva may agree to, and all Liens on such deposit following the Effective Date.

          (b) Wells Fargo Bank, N. A. shall retain its lien on the Partnership's certificate of deposit to secure the Partnership's liability to Wells Fargo for any draw on its letter of credit issued for the benefit of the Texas Natural Resources
Conservation Committee.

     6.10 Liens Securing New Senior Secured Notes and New Guaranties; Further Transactions. On the Effective Date, the relevant Reorganized Debtors shall execute and deliver, such documents, instruments and agreements as are necessary to grant to the holders of the New Senior Secured Notes, New Guaranties and the Liens provided for in the New Secured Notes Security Documents and New Guaranty Security Documents. On the Effective Date, the Reorganized Debtors shall execute and deliver such further documents, instruments and agreements as are necessary to effectuate and further evidence the terms and conditions of the Plan.

     6.11 Payment of Fees. All fees payable on or before the Effective Date (i) pursuant to section 1930 of title 28 of the United States Code, as determined by the Court at the Confirmation Hearing, and (ii) to the United States Trustee, shall be paid by the Debtors on or before the Effective Date and all such fees payable after the Effective Date shall be paid by the Reorganized Debtors.

     6.12 Retention of Rights to Pursue Causes of Action. Pursuant to Section 1123(b)(3) of the Bankruptcy Code, the Reorganized Debtors (as representatives of the Debtors' estates) will retain and have the exclusive right to enforce against any Entity any and all Causes of Action (including, without limitation, all Causes of Action arising under Sections 510, 542, 544 through 550 and 553 of the Bankruptcy Code or otherwise arising under the Bankruptcy Code and/or those arising under other applicable law) that arose before the Effective Date, including all Causes of Action of a trustee and debtor in possession under the Bankruptcy Code, other than those expressly released or compromised as part of or pursuant to the Plan or the Settlement Agreement.

     6.13 New Working Capital Line of Credit. The Reorganized Partnership intends to arrange, either before or after confirmation of the Plan, a new working capital line of credit loan facility with a traditional lender in an amount between $5,000,000 and $10,000,000 on customary terms and conditions. This new financing may be secured by substantially all of the assets of the Reorganized Partnership and guaranteed by its general partner, Reorganized Refining, consistent with the covenant restricting liens on the assets of the Reorganized Debtors under the Varde Unsecured Note. The proceeds may be used to pre-pay any Plan payments provided for herein at the discretion of Reorganized Debtors' management. This new financing is not necessary for the feasibility of the Plan nor is it a condition precedent to the confirmation of the Plan.

                           ARTICLE VII

DISPUTED CLAIMS, DISPUTED INTERESTS, RESERVES AND MISCELLANEOUS
                    DISTRIBUTION PROVISIONS

     7.1 Objections. An objection to the allowance of a Claim (other than an Administrative Expense) or Interest shall be in writing and may be filed by the Debtors or Reorganized Debtors. The Debtors or Reorganized Debtors shall serve a copy of each such Objection upon the holder of the Claim or Interest to which it pertains, and the Debtors or Reorganized Debtors will prosecute each Objection to a Claim or Interest until determined by a Final Order unless the Debtors or the Reorganized Debtors
(i) compromise and settle an Objection to a Claim or Interest by written stipulation, subject to Bankruptcy Court approval, if necessary, or (ii) withdraws an Objection to a Claim or Interest.

     7.2 Amendments to Claims; Claims Filed After the Confirmation Date. Except as otherwise provided in the Plan, after the Confirmation Date, a Claim may not be filed or amended without the authorization of the Bankruptcy Court and, even with such Bankruptcy Court authorization, may be amended by the holder of such Claim solely to decrease, but not to increase, the Face Amount thereof. Except as otherwise provided in the Plan, any new or amended Claim filed after the Confirmation Date shall be deemed Disallowed in full and expunged without any action by the Debtors or Reorganized Debtors.

     7.3 Fluctuation in Value of Securities. The value of the Reorganization Securities held in reserve under the Plan is likely to fluctuate. The Reorganized Debtors do not represent or warrant that the value of any Reorganization Securities will not decline after the Effective Date and they do not otherwise assume any liability or risk of loss which the holder of a Disputed Claim or Disputed Interest that becomes an Allowed Claim or Allowed Interest, as applicable, after the Effective Date may suffer by reason of any decline in value of a reserved Reorganization Securities pending determination of the amount of such Disputed Claim. The risk or benefit of any appreciation or depreciation in the value of any reserved Reorganization Securities shall be borne solely by the Entity to whom such Reorganization Securities is ultimately distributed.

    7.4 Undeliverable or Unclaimed Distributions. Any Entity that is entitled to receive a Cash Distribution under the Plan but that fails to cash a check within 120 days of its issuance shall be entitled to receive a reissued check from the Reorganized Debtors for the amount of the original check, without any interest, if such Entity requests the Reorganized Debtors or their designee to reissue such check and provides the Reorganized Debtors or their designee, with such documentation as the Reorganized Debtors or their designee request to verify that such Entity is entitled to such check, prior to the first anniversary of the Effective Date. If an Entity fails to cash a check within 120 days of its issuance and fails to request reissuance of such check prior to that time, such Entity shall not be entitled to receive any Distribution under the Plan with respect to the amount of such check. If the Distribution to any holder of an Allowed Claim or Allowed Interest is returned to the Reorganized Debtors or their designee as undeliverable, no further Distributions will be made to such holder unless and until the Reorganized Debtors or their designee are notified in writing of such holder's then-current address. All requests for undeliverable Distributions must be made on or before the first anniversary of the Effective Date. After such date, all unclaimed property shall revert to the relevant Reorganized Debtors, and the Allowed Claim or Allowed Interest or other Claim of any holder or successor to such holder with respect to such property shall be discharged and forever barred notwithstanding any federal or state escheatment laws to the contrary.

     7.5 Tax Identification Numbers. The Debtors may require any of the Creditors or Interest holders to furnish them the Creditor's or Interest holder's employer or taxpayer identification number as assigned by the Internal Revenue
Service, and the Debtors may condition any Distribution to any of the Creditors or Interest holders upon receipt of such identification number.

     7.6  Transmittal of Distributions and Notices.

          (a) Any property or notices, including Distributions, that an Entity is or becomes entitled to receive pursuant to the Plan shall be delivered by regular mail, postage prepaid, in an envelope addressed to that Entity at the address indicated on any notice of appearance filed by that Entity or his authorized agent prior to the Effective Date. If no notice of appearance has been filed, notice shall be sent to the address indicated on a properly filed proof of Claim or Interest or, absent such a proof of Claim or Interest, the address that is listed on the relevant Debtors' Schedules for that Entity or register maintained for register securities. The date of Distribution shall be the date of mailing, and property distributed in accordance with this Section shall be deemed delivered to such Entity regardless of whether such property is actually received by that Entity.

          (b) A holder of a Claim or Interest may designate a different address for notices and Distributions by notifying the Debtors or the Reorganized Debtors of that address in writing. The new address shall be effective upon receipt by the Debtors or the Reorganized Debtors, as the case may be.

          (c) Notwithstanding anything to the contrary herein and above, to the extent that a Distribution is required to be made to a Paying Agent, the address for the relevant Claim or Interest shall be the address of the relevant Paying Agent.

     7.7 Method of Cash Distributions. Any Cash payment to be made pursuant to the Plan may be made by draft, check, wire transfer, or as otherwise required or provided in any relevant agreement or applicable law.

     7.8  Distributions on Non-Business Days.  Any
Distribution due on a day other than a Business Day shall be made, without interest, on the next Business Day.

     7.9  Rounding.

          (a) Common Interests. Notwithstanding any other provision of the Plan, only whole numbers of units of New Partnership Common Interests will be issued and distributed.
When any Distribution on account of an Allowed Interest would otherwise result in the issuance of a number of units of New Partnership Common Interests that is not a whole number, the actual Distribution of units of such New Partnership Common Interests will be rounded to the next lower whole number. The total number of units of New Partnership Common Interests to be distributed will be adjusted as necessary to account for the rounding provided for herein. Holders of Existing Partnership Common Interests will be paid cash in lieu of fractional Interests they would otherwise be entitled to receive as provided in Section 5.13 thereof.

         (b) Allowed Claims. Under the Plan, no payments of fractions of cents will be made. When any payment of a fraction of a cent is called for, the actual payment shall reflect a rounding of such fraction to the nearest whole cent (.5 cent distributions shall be rounded down).

     7.10 Withholding Taxes. Any federal, state or local withholding taxes or other amounts required to be withheld under applicable law shall be deducted from Distributions hereunder. All Entities holding Claims shall be required to provide any information necessary to effect the withholding of such taxes.

     7.11 No Cash Payments of $10 or Less on Account of Allowed Claims Other Than Allowed Royalty Claims. If a cash payment otherwise provided for under the Plan of any Allowed Claim, other than an Allowed Royalty Claim, would be $10.00 or less (whether in the aggregate or on any payment date provided for in the
Plan), no such payment will be made with regard to Allowed Claims (other than Allowed Royalty Claims as provided below), if a cash payment otherwise provided for under the Plan of any Allowed Royalty Claim would be $1.00 or less (whether in the aggregate or on any payment date provided for in the Plan), no such payment will be made. The holders of such Claims shall have no recourse against the Debtors, the Creditors' Committee, the Reorganized Debtors or any other parties, and their rights to receive distributions hereunder shall be extinguished.

     7.12 Disputed Distributions. If any dispute arises as to the identity of a holder of an Allowed Claim or an Allowed Interest who is to receive any Distribution, the Disbursing Agent may, in lieu of making such Distribution to such Entity, make such Distribution into an escrow account until the disposition thereof shall be determined by Final Order of the Bankruptcy Court or by written agreement among the interested parties to such dispute.

                           ARTICLE VIII

     TREATMENT OF EXECUTORY CONTRACTS AND UNEXPIRED LEASES

     8.1 Assumption Generally. Except as otherwise provided in the Plan or in any order of the Bankruptcy Court, subject to the occurrence of the Effective Date, on the Effective Date, pursuant to Section 365 of the Bankruptcy Code, all executory contracts and unexpired leases not listed on the Schedule of Rejected Contracts to be served and filed by the Debtors at least five (5) days before the Confirmation Hearing (the "Schedule of Rejected Contracts"), or which are not the subject of a motion to reject as of the Confirmation Date, and are not rejected under Section
8.4 hereof, are assumed, subject to the same rights that the Debtors or the Reorganized Debtors held or holds at, on, or after the Petition Date to modify or terminate such agreements under applicable nonbankruptcy law. Each contract and lease assumed under this section shall be assumed only to the extent, if any, that it constitutes an executory contract or unexpired lease, and nothing contained herein shall constitute an admission by the Debtors or the Reorganized Debtors that such contract or lease is an executory contract or unexpired lease or that the Debtors or the Reorganized Debtors have any liability thereunder. To the extent the Bankruptcy Court, or any other court of competent jurisdiction, determines, either before, on, or after the Effective Date, that any agreement in the form of a lease of real or personal property identified for assumption in this Article VIII of the Plan, is, in fact, a secured transaction, the resulting secured indebtedness arising from such determination shall be treated in accordance with the applicable section of the Plan. Each executory contract and unexpired lease assumed pursuant to this Article VIII shall revest in and be fully enforceable by the Reorganized Debtors in accordance with its terms, except as modified by the provisions of the Plan, any order of the Bankruptcy Court authorizing and providing for its assumption, or applicable federal law.

     8.2 Approval of Assumptions. Subject to the occurrence of the Effective Date, the Confirmation Order (except as otherwise provided therein) shall constitute an order of the Bankruptcy Court approving the assumptions pursuant to Section 365 of the Bankruptcy Code effective as of the Effective Date.

     8.3 Payment Related to Assumption of Executory Contracts and Unexpired Leases. If not the subject of dispute as of the Confirmation Date, any monetary defaults under each executory contract and unexpired lease to be assumed under the Plan shall be satisfied by the Debtors, pursuant to Section 365(b)(1) of the Bankruptcy Code, by payment of the cure amount or such other amount as ordered by the Bankruptcy Court or agreed upon by the Debtors in Cash within 60 days following the Effective Date or on such other terms as agreed to by the parties to such executory contract or unexpired lease. In the event of a dispute, payment of the amount otherwise payable hereunder shall be made following entry of a Final Order or agreement by the Debtors or the Reorganized Debtors, as the case may be, and the party to the contract or lease.

     8.4  Executory Contracts and Unexpired Leases to be
Rejected.

          (a) Effective as of, and subject to the occurrence of, the Effective Date, the executory contracts and unexpired leases listed on the Schedule of Rejected Contracts shall be rejected as of the Effective Date. The Debtors may amend the Schedule of Rejected Contracts at any time prior to the Confirmation Hearing
(i) by filing such amendment with the Bankruptcy Court and serving it on parties directly affected by the amendment; or (ii) with Bankruptcy Court approval after a hearing on notice to the Creditors' Committee and the affected parties. Listing a contract or lease on the Schedule of Rejected Contracts shall not constitute an admission by the Debtors or the Reorganized Debtors that such contract or lease, including related agreements, is an executory contract or unexpired lease or that the Debtors or the Reorganized Debtors have any liability thereunder.

          (b) The Confirmation Order shall constitute an order of the Bankruptcy Court approving such rejections on the Confirmation Date, pursuant to Section 365 of the Bankruptcy Code, effective as of the Effective Date. Any party to an executory contract or unexpired lease identified for rejection as provided herein may, within the same deadline and in the same manner established for filing objections to Confirmation, file any objection thereto. Failure to file any such objection within the time period set forth above shall constitute consent and agreement to the rejection.

     8.5 Bar Date for Rejection Damages. If the rejection of an executory contract or unexpired lease pursuant to Section 8.4 above gives rise to a Claim by the other party or parties to such contract or lease, such Claim, to the extent that it is timely filed with the Bankruptcy Court and is a Claim, shall be classified as a general Unsecured Claim; provided, however, that any Claim arising from the rejection shall be forever barred and shall not be enforceable against the Debtors, the Reorganized Debtors, their affiliates, their successors, estates, or their properties, unless a proof of Claim is filed with the Bankruptcy Court and served on the Debtors or the Reorganized Debtors within thirty days after the earlier of (a) the date of entry of the first order of the Bankruptcy Court rejecting the executory contract or unexpired lease, or (b) the Confirmation Date.

     8.6 Contracts Entered Into on or After the Petition Date. On the Effective Date, all contracts, leases, and other agreements entered into by the Debtors on or after the Petition Date, which agreements have not been terminated in accordance with their terms on or before the Confirmation Date shall revest in and remain in full force and effect as against the Reorganized Debtors and the other parties to such contracts, leases and other agreements.

                           ARTICLE IX

            DISCHARGE, RELEASES AND INDEMNIFICATION

     9.1  Discharge of All Claims and Interests and Releases.

          (a) Except as otherwise specifically provided by the Plan, the Confirmation (subject to the occurrence of the Effective
Date) shall discharge the Debtors and the Reorganized Debtors from any debt that arose before the Confirmation Date, and any debt of the kind specified in Sections 502(g), 502(h) or 502(i) of the Bankruptcy Code, whether or not a proof of Claim is filed or is deemed filed, whether or not such Claim is an Allowed Claim, and whether or not the holder or such Claim has voted on the Plan.

          (b) Except as otherwise specifically provided by the Plan, the Distributions and rights that are provided in the Plan shall be in complete satisfaction, discharge and release, effective as of the Confirmation Date (but subject to the occurrence of the Effective Date) of (i) all Claims and Causes of Action against, liabilities of, liens on, obligations of and Interests in the Debtors or the Reorganized Debtors and the assets and properties of the Debtors or the Reorganized Debtors, whether known or unknown, and (ii) all Causes of Action (whether known or unknown, either directly or derivatively through the Debtors or the Reorganized Debtors) against, Claims (as defined in Section 101 of the Bankruptcy Code and the Plan) against, liabilities (as guarantor of a Claim or otherwise) of, Liens on the direct or indirect assets and properties of, and obligations of successors and assigns of, the Debtors, the Reorganized Debtors and their successors and assigns based on the same subject matter as any Claim or Interest or based on any act or omission, transaction or other activity or security, instrument or other agreement of any kind or nature occurring, arising or existing prior to the Effective Date that was or could have been the subject of any Claim or Interest, in each case regardless of whether a proof of Claim or Interest was Filed, whether or not Allowed and whether or not the holder of the Claim or Interest has voted on the Plan.

          (c) Except as otherwise specifically provided by the Plan, on the Effective Date, the Debtors and the Reorganized
Debtors, on behalf of themselves and their subsidiaries, shall be deemed to release unconditionally, and hereby are deemed to release unconditionally on such date, as is applicable (i) each present or former general partner, limited partner, officer, director, shareholder, employee, consultant, attorney, accountant and other representatives of the Debtors and the general partners of the Partnership, and (ii) the Entities serving on the Creditors' Committee and, solely in their capacity as members or representatives of the Creditors' Committee, each consultant, attorney, accountant or other representative or member of the Creditors' Committee, (iii) (the Entities specified in clauses
(i) and (ii) are referred to collectively as the "Releasees"), from any and all Claims, obligations, suits, judgments, damages, rights, causes of action and liabilities whatsoever, whether known or unknown, foreseen or unforeseen, existing or hereafter arising, in law, equity or otherwise, based in whole or in part upon or related to any act or omission, transaction, event or other occurrence taking place on or prior to the Effective Date in any way relating to the Debtors, the Reorganized Debtors, the Bankruptcy Case, or the Plan, except that no "Releasees" shall be released from acts or omissions which are the result of willful misconduct and except that no officers or directors of the Debtors shall be released with respect to (x) any indebtedness of such Releasee to the Debtors or Debtors in Possession for money borrowed by such Releasee, (y) any setoff or counterclaim Debtors or Debtors in Possession may have or assert against any such Releasee, provided that the aggregate amount thereof shall not exceed the aggregate amount of any Claims held or asserted by such Releasee against the Debtors or Debtors in Possession, as the case may be and
(z) claims arising from the fraud, willful misconduct or gross negligence of, or the usurping of any corporate opportunity by, such Releasee.

          (d)  On the Effective Date, the Debtors and the
Reorganized Debtors, for themselves, as well as their affiliates and each of their respective directors, officers, shareholders, agents, partners, sales agents, representatives, attorneys, assigns, predecessors, successors, servants and employees, past and present (but not including Pride SGP), irrevocably and forever release and discharge, waive, relinquish, quitclaim, settle and forgive all rights, interests, claims, demands and causes of action of whatsoever kind or nature, whether absolute, contingent, known, unknown, suspected or otherwise, and whether now existing or arising in the future, which the Debtors or the Reorganized Debtors, or any one of them, own, have, had, or may in the future have, or may claim to have had or have in the future (including but not limited to all causes of action owned by, through, or under the Debtors or the Debtors' estates), against any member of the Varde Group, as the case may be, directly or indirectly arising out of or otherwise relating to
(a) the facts, circumstances and liabilities alleged in the Lawsuits and the Adversary Proceedings (as such terms are defined in the Settlement Agreement) as well as all transactions, acts, omissions, events, circumstances, matters and/or states of facts which are related thereto, and (b) any other transactions entered into, and any other acts, omissions or events, occurring on or before the Effective Date, provided nothing herein shall release Varde from its obligations under the Settlement Agreement or the Plan Documents and any pleadings and documents contemplated thereby.

          (e) If and to the extent that the Bankruptcy Court concludes that the Plan cannot be confirmed with any portion of the foregoing releases, then the Debtors reserve the right to amend the Plan so as to give effect as much as possible to the foregoing releases, or to delete them.
     9.2 Indemnification. Notwithstanding any other provisions of the Plan, the obligations of the Debtors to indemnify their present and former directors, officers and employees against any obligations, liabilities, costs or expenses pursuant to the Existing Partnership Agreement or Articles of Incorporation of the Debtors, applicable state law, specific agreement or any combination of the foregoing shall survive the Effective Date, regardless of whether indemnification is owed in connection with an event occurring prior to, upon or subsequent to the Petition Date.

     The Reorganized Debtors shall take all such actions as are necessary to maintain in full force and effect the existing insurance policies until such time as they may expire by their terms and directors and officers of the Debtors covered by the existing insurance policies shall be entitled to make claims thereunder pursuant to the terms thereof.

     9.3  Conclusion of Chapter 11 Case and Dissolution of
Creditors' Committee. Except with respect to any appeal of an order in the Bankruptcy Cases, and any matters related to any proposed modification of the Plan, on the Effective Date, the Creditors' Committee shall be dissolved and the members, employees, agents, advisors, affiliates and representatives (including, without limitation, attorneys, financial advisors, and other Professionals) of each thereof shall thereupon be released from and discharged of and from all further authority, duties, responsibilities and obligations related to, arising from and in connection with or related to the Bankruptcy Cases and shall be indemnified (including for reasonable attorneys' fees and costs) by the Reorganized Debtors for any and all acts performed, or omissions, in connection with or related to the Bankruptcy Cases, except for acts or omissions as shall constitute fraud, willful misconduct or gross negligence of their duties.

                          ARTICLE X

         CONDITIONS TO OCCURRENCE OF THE EFFECTIVE DATE

     10.1 Conditions to Occurrence of the Effective Date. The following are conditions precedent to the occurrence of the Effective Date:

          (a) the Confirmation Order shall have been entered in form and substance satisfactory to the Debtors, and no stay pending appeal is in effect;

          (b) the Debtors shall have sufficient Cash to satisfy all Cash obligations under the Plan due on or as soon as practical after the Effective Date;

          (c) all authorizations, consents and regulatory approvals required, if any, in connection with the Plan's effectiveness shall have been obtained;

          (d) no order of a court shall have been entered and shall remain in effect restraining the Debtors from consummating the Plan;

          (e) the Debtors shall each have approved each of the Plan Documents (including, without limitation, the Varde
Unsecured Note and the Subordination Agreement) and such Plan
Documents shall have been executed in accordance with their terms;

          (f) Varde shall have approved the form of the Varde Unsecured Note and the Subordination Agreement as being consistent with the provisions of the Settlement Agreement not later than November 15, 2001; provided, however, that (i) Varde shall only be entitled to withhold its approval of such documents if they are not consistent with the Settlement Agreement and (ii) if Varde has not approved such documents by November 15, 2001, and such documents are consistent with the Settlement Agreement (as determined by the Bankruptcy Court), this condition shall be automatically waived;

          (g) all Claims of whatever kind or character filed by Pride SGP and/or any of its shareholders in the Bankruptcy Cases shall have been disallowed in full by the Bankruptcy Court; and
(h) all Claims of whatever kind or character filed by David Johnson, Daniel Belf, David Bonds, Michael Chase and William
Yocum in the Bankruptcy Cases having been disallowed in full by the Bankruptcy Court.

     10.2 Waiver of Conditions to Occurrence of the Effective Date. The Debtors may waive one or more of the conditions to the occurrence of the Effective Date other than the conditions contained in Sections 10.1(e) and (f) hereof (however, the condition in Section 10.1(f) may be waived automatically as provided therein).

                          ARTICLE XI

                  EFFECTS OF PLAN CONFIRMATION

     11.1 Binding Effect. Upon Confirmation, but effective as of the Effective Date, and pursuant to Section 1141(a) of the Bankruptcy Code, the provisions of the Plan will bind the Debtors, the Creditors' Committee, and all Creditors and Interest holders, including their successors and assigns, whether or not they accept the Plan. The Claims and Distributions under the Plan to Creditors and holders of Interests are in full and complete settlement of all Claims and Interests.

     11.2 Reorganized Debtors. The Partnership shall, as the Reorganized Partnership, continue to exist after the Effective
Date as a limited partnership Entity, with all the powers of a limited partnership under applicable law, without prejudice to any right to terminate such existence (whether by merger or otherwise) under applicable law after the Effective Date. Refining shall, as a Reorganized Debtor, continue to exist after the Effective Date as a corporation, with all the powers of a corporation under applicable law, without prejudice to any right to terminate such existence (whether by merger or otherwise) under applicable law after the Effective Date.

     11.3 Revesting and Vesting. Except as otherwise provided in the Plan, pursuant to Section 1123(a)(5) and 1141 of the Bankruptcy Code, all property comprising the Estates shall revest in the Reorganized Debtors or their successors, free and clear of all Claims, Liens, charges, encumbrances and Interests of Creditors and Interest holders on the Effective Date. As of the Effective Date, the Reorganized Debtors may operate their businesses and use, acquire and dispose of property and settle and compromise Claims or Interests without supervision of the Court free of any restrictions of the Bankruptcy Code or Bankruptcy Rules, other than those restrictions expressly imposed by the Plan and the Confirmation Order. Without limiting the foregoing, the Reorganized Debtors may pay the charges they incur for Professional fees, disbursements, expenses, or related support services after the Effective Date without any application to the Court.

     11.4 Injunction. Except as otherwise provided in the Plan, the Confirmation Order, effective as of the Effective Date, shall provide, among other things, that all Entities who have held, hold or may hold Claims against or Interests in the Debtors are, with respect to any such Claims or Interests, permanently enjoined from and after the Confirmation Date from: (a) commencing, conducting or continuing in any manner, directly or indirectly, any suit, action or other proceeding of any kind (including, without limitation, any proceeding in a judicial, arbitral, administrative or other forum) against or affecting the Debtors, the Reorganized Debtors, any of their property, or any direct or indirect transferee of any property of, or direct or indirect successor in interest to, the Debtors, or any property of any such transferee or successor; (b) enforcing, levying, attaching (including, without limitation, any pre-judgment attachment), collecting or otherwise recovering by any manner or means, whether directly or indirectly, of any judgment, award, decree or order against the Debtors, the Reorganized Debtors, any of their property, or any direct or indirect transferee of any property of, or direct or indirect successor in interest to, the Debtors, or any property of any such transferee or successor; (c) creating, perfecting or otherwise enforcing in any manner, directly or indirectly, any encumbrance of any kind against the Debtors, the Reorganized Debtors, any of their property, or any direct or indirect transferee of any property of, or successor in interest to, any of the foregoing Entities; (d) asserting any right of setoff, subrogation, or recoupment of any kind, directly or indirectly, against any obligation due the Debtors, the Reorganized Debtors, any of their property, or any direct or indirect transferee of any property of, or successor in interest to, the Debtors; and (e) acting or proceeding in any manner, in any place whatsoever, that does not conform to or comply with the provisions of the Plan.

                           ARTICLE XII

                   ADMINISTRATIVE PROVISIONS

    12.1 Retention of Jurisdiction. Notwithstanding entry of the Confirmation Order, effective as of the Effective Date, the Bankruptcy Court shall retain jurisdiction as is legally permissible, including, without limitation, for the following purposes:

          (a) to determine (i) any Disputed Claims, Disputed Interests and all related Claims accruing after the Confirmation Date including rights and liabilities under contracts giving rise to such Claims, (ii) the validity, extent, priority and nonavoidability of consensual and nonconsensual Liens and other encumbrances, (iii) preconfirmation tax liability pursuant to
Section 505 of the Bankruptcy Code, and (iv) controversies and disputes regarding the interpretation of the Plan and documents executed in connection therewith;

          (b) to allow, disallow, estimate, liquidate or determine any Claim or Interest against the Debtors and to enter or enforce any order requiring the filing of any such Claim or Interest before a particular date;

          (c) to approve all matters related to the assumption, assumption and assignment, or rejection of any executory contract or unexpired lease of any of the Debtors pursuant to Section 365 of the Bankruptcy Code;

          (d) to determine requests for payment of Administrative Expenses entitled to priority under Section 507(a)(1) of the Bankruptcy Code, including compensation of parties entitled thereto;

          (e) to resolve controversies and disputes regarding the interpretation and implementation of the Plan, any disputes relating to whether or not a timely and proper proof of Claim was Filed or whether a Disallowed Claim or Disallowed Interest should be reinstated;

          (f) to implement the provisions of the Plan and entry of orders in aid of confirmation and consummation of the Plan to the extent authorized by Section 1142 of the Bankruptcy Code;

          (g) to adjudicate any and all Causes of Action that arose in these Bankruptcy Case preconfirmation or in connection with the implementation of the Plan, whether or not pending on the Confirmation Date, including without limitation, any remands of appeals;

          (h) to resolve disputes concerning any reserves with respect to Disputed Claims, Disputed Interests or the administration thereof;

          (i) to resolve any disputes concerning whether a person or entity had sufficient notice of the Bankruptcy Cases, the applicable Bar Date, the hearing on the approval of the Disclosure Statement as containing adequate information, the hearing on the Confirmation of the Plan for the purpose of determining whether a Claim or Interest is discharged hereunder or for any other purpose;

          (j) to determine any and all applications, Claims, Interests, pending adversary proceedings and contested matters (including, without limitation, any adversary proceeding or other proceeding to recharacterize agreements or reclassify Claims or Interests) in these Bankruptcy Cases;

          (k) to enter and implement such orders as may be appropriate in the event the Confirmation Order is for any reason stayed, revoked, modified, or vacated;

          (l) to consider any modifications of the Plan pursuant to Section 1127 of the Bankruptcy Code, to cure any defect or omission, or reconcile any inconsistency in any order of the Court, including, without limitation, the Confirmation Order;

          (m) to recover all assets of the Debtors and property of the Estates, wherever located, including, but not limited to, any Causes of Action under Sections 542 through 550 of the Bankruptcy
Code;

          (n) to hear and resolve matters concerning state, local, and federal taxes in accordance with Sections 346, 505, and 1146 of the Bankruptcy Code;

          (o) to hear any other matter not inconsistent with the Bankruptcy Code;

          (p) to resolve any and all disputes or controversies relating to Distributions to be made, and/or reserves to be established, under the Plan; and

          (q)  to enter a final decree closing the Bankruptcy Case.

     12.2 Cram Down. If all of the applicable requirements for confirmation of the Plan are met as set forth in Section 1129(a) of the Bankruptcy Code except subsection (8) thereof, the Debtors may request the Court to confirm the Plan pursuant to Section 1129(b) of the Bankruptcy Code, notwithstanding the requirements of such subsection (8), on the basis that the Plan is fair and equitable and does not discriminate unfairly with respect to any Impaired Class that does not vote to accept the Plan as described in the Disclosure Statement.

     12.3 Modification of the Plan. The Debtors reserve the right to alter, amend or modify the Plan (other than Sections 10.1(e), 10.1(f) and 10.2 hereof) prior to the entry of the Confirmation Order. After the entry of the Confirmation Order, the Debtors may, upon order of the Bankruptcy Court, alter, amend or modify the Plan (other than Sections 10.1(e), 10.1(f) and 10.2 hereof) in accordance with Section 1127(b) of the Bankruptcy Code, or remedy any defect or omission or reconcile any inconsistency in the Plan in such manner as may be necessary to carry out the purpose and intent of the Plan.

     12.4  Exemption from Certain Transfer Taxes.  Pursuant to
Section 1146(c) of the Bankruptcy Code: (a) the issuance, transfer or exchange of any securities, instruments or documents; (b) the creation of any other lien, mortgage, deed of trust or other security interest; (c) the making or assignment of any lease or sublease or the making or delivery of any deed or other instrument of transfer under, pursuant to, in furtherance of, or in connection with, the Plan, including, without limitation, any deeds, bills of sale or assignments executed in connection with any of the transactions contemplated under the Plan or the revesting, transfer or sale of any real or personal property of the Debtors pursuant to, in implementation of, or as contemplated in the Plan, and (d) the issuance, renewal, modification or securing of indebtedness by such means, and the making, delivery or recording of any deed or other instrument of transfer under, in furtherance of, or in connection with, the Plan, including, without limitation, the Confirmation Order, shall not be subject to any document recording tax, stamp tax, conveyance fee or other similar tax, mortgage tax, real estate transfer tax, mortgage recording tax or other similar tax or governmental assessment. Consistent with the foregoing, each recorder of deeds or similar official for any county, city or governmental unit in which any instrument hereunder is to be recorded shall, pursuant to the Confirmation Order, be ordered and directed to accept such instrument, without requiring the payment of any filing fees, documentary stamp tax, deed stamps, stamp tax, transfer tax, intangible tax or similar tax.

     12.5 Setoffs. Except as otherwise provided in the Plan, agreements entered into in connection with the Plan, the Confirmation Order, or in agreements previously approved by Final Order of the Bankruptcy Court, the Debtors or the Reorganized
Debtors, may but will not be required to, set off against any Claim and the Distributions made with respect to the Claim, before any Distribution is made on account of such Claim, any and all of the claims, rights and Causes of Action of any nature that the Debtors or the Reorganized Debtors may hold against the holder of such Claim; provided, however, that neither the failure to effect such a setoff, the allowance of any Claim hereunder, any other action or omission of the Debtors or the Reorganized Debtors, nor any provision of the Plan shall constitute a waiver or release by the Debtors or the Reorganized Debtors of any such claims, rights and causes of action that the Debtors or the Reorganized Debtors may possess against such holder.
To the extent the Reorganized Debtors fail to set off against a holder of a Claim or Interest and seek to collect a Claim from the holder of such Claim or Interest after a Distribution to the holder of such Claim or Interest pursuant to the Plan, the Reorganized Debtors shall be entitled to full recovery on its Claim against the holder of such Claim or Interest.

     12.6 Compromise of Controversies. Pursuant to Bankruptcy Rule 9019, and in consideration for the classification, Distribution and other benefits provided under the Plan, the provisions of the Plan shall constitute a good faith compromise and settlement of all claims or controversies resolved pursuant to the Plan. The entry of the Confirmation Order, effective as of the Effective Date, shall constitute the Bankruptcy Court's approval of each of the foregoing compromises or settlements, and all other compromises and settlements provided for in the Plan, and the Bankruptcy Court's findings shall constitute its determination that such compromises and settlements are in the best interests of the Debtors, the Reorganized Debtors, the Estates, and any Entity holding Claims against the Debtors.

     12.7 Withdrawal or Revocation of the Plan. The Debtors reserve the right to revoke or withdraw the Plan prior to the Confirmation Date. If the Plan is revoked or withdrawn, or if the Confirmation Date does not occur, the Plan shall have no force and effect.

     12.8 Successors and Assigns. The rights, benefits and obligations of any Entity named or referred to in the Plan shall be binding on, and shall inure to the benefit of, the heirs, executors, administrators, successors and/or assigns of such Entity.

     12.9 Governing Law. Except to the extent that the Bankruptcy Code or Bankruptcy Rules are applicable, the rights and obligations arising under the Plan shall be governed by and construed and enforced in accordance with the laws of the State of Texas.

     12.10 Notices. All notices, requests or demands for payments provided for in the Plan shall be in writing and shall be deemed to have been received, by mail, addressed to:

          Pride Companies, L.P.
          1209 North Fourth Street
          Abilene, Texas 79601
          Attn:  Dave Caddell

          with copies to:

          Gardere Wynne Sewell LLP
          3000 Thanksgiving Tower
          1601 Elm Street
          Dallas, Texas 75201
          Attn:  Stephen A. McCartin, Esq.

     AND

          Pride Refining, Inc.
          1209 North Fourth Street
          Abilene, Texas 79601
          Attn:  Dave Caddell

          with copies to:

          Law Offices of Max R. Tarbox
          Pyramid Plaza
          3223 South Loop 289, Ste. 414
          Lubbock, TX 79423
          Attn.:  Max R. Tarbox, Esq.

Any of the above may, from time to time, change its address for future notices and other communications hereunder by filing a notice of the change of address with the Bankruptcy
Court. Any and all notices given under the Plan shall be effective when received.

     12.11 Severability. Except as to terms which would frustrate the overall purposes of the Plan, should any provision in the Plan be determined to be unenforceable, such determination shall in no way limit or affect the enforceability and operative effect of any or all other provisions of the Plan.

     12.12 Interpretation, Rules of Construction, Computation of
Time, and Choice of Law.

          (a) The provisions of the Plan shall control over any descriptions thereof contained in the Disclosure Statement;

          (b) Any term used in the Plan that is not defined in the Plan, either in Article I (Definitions) or elsewhere, but that is used in the Bankruptcy Code or the Bankruptcy Rules shall have the meaning assigned to that term in (and shall be construed in accordance with the rules of construction under) the Bankruptcy Code or the Bankruptcy Rules. Without limiting the foregoing, the rules of construction set forth in Section 102 of the Bankruptcy Code shall apply to the Plan, unless superseded herein;

          (c) Unless specified otherwise in a particular reference, all references in the Plan to Articles, Sections and Exhibits are references to Articles, Sections and Exhibits of or to the Plan;

          (d) Any reference in the Plan to a contract, document, instrument, release, limited partnership agreement, certificate, indenture or other agreement being in a particular form or on particular terms and conditions means that such document shall be substantially in such form or substantially on such terms and conditions;

          (e) Any reference in the Plan to an existing document or Exhibit means such document or Exhibit as it may have been amended, restated, modified or supplemented as of the Effective Date without limitation to the provisions set forth in the Plan;

          (f) Captions and headings to Articles and Sections in the Plan are inserted for convenience of reference only and shall neither constitute a part of the Plan nor in any way affect the interpretation of any provisions hereof;

          (g) In computing any period of time prescribed or allowed by the Plan, the provisions of Bankruptcy Rule 9006(a) shall apply;

          (h) All exhibits, annexes and schedules to the Plan are incorporated into the Plan, and shall be deemed to be included in the Plan, regardless of when filed;

          (i) Subject to the provisions of any contract, certificate, bylaws, instrument, release, indenture or other agreement or document entered into in connection with the Plan, the rights and obligations arising under the Plan shall be governed by, and construed and enforced in accordance with, federal law, including the Bankruptcy Code and Bankruptcy Rules;

          (j) Where applicable, references to the singular shall include the plural, and vice-versa.

     12.13 No Admissions. Notwithstanding anything herein to the contrary, nothing contained in the Plan shall be deemed as an admission by any Entity with respect to any matter set forth herein.

     12.14 Limitation of Liability. None of the Debtors, the Reorganized Debtors, the Creditors' Committee, nor any of their respective officers, directors, partners, employees, members, agents, advisors, affiliates, underwriters or investment bankers, nor any other professional persons employed by any of them (collectively, the "Exculpated Persons"), shall have or incur any liability to any Entity for any act taken or omission made in good faith, and that does not constitute gross negligence or willful misconduct, in connection with or related to formulating, negotiating, implementing, confirming or consummating the Plan, the Disclosure Statement or any Plan Document. The Exculpated
Persons shall have no liability to the Debtors, the Reorganized Debtors, any holder of a Claim, any holder of an Interest, any other party in interest in the Bankruptcy Cases or any other Entity for actions taken or not taken under the Plan, in connection herewith or with respect thereto, or arising out of their administration of the Plan or the property to be distributed under the Plan, in good faith, that do not constitute gross negligence or willful misconduct, including, without limitation, failure to obtain Confirmation or to satisfy any condition or conditions, or refusal to waive any condition or conditions, to the occurrence of the Effective Date, and in all respects such Exculpated Persons shall be entitled to rely upon the advice of counsel with respect to their duties and responsibilities under the Plan. Notwithstanding anything contained in this Section 12.14 to the contrary, (i) nothing herein shall affect any liability any Exculpated Person has under the Plan Documents and (ii) nothing herein is intended to exceed the exculpation that is permitted under Section 1125(e) of the Bankruptcy Code with regard to securities law issues.

                              Respectfully submitted,

                              Gardere Wynne Sewell LLP


                              By:  /s/  Stephen A. McCartin

                              Stephen A. McCartin
                              3000 Thanksgiving Tower
                              1601 Elm Street, Suite 3000
                              Dallas, TX 75201

                              ATTORNEYS FOR PRIDE COMPANIES, L.P.


                              LAW OFFICE OF MAX R. TARBOX


                              By:  /s/ Max R. Tarbox

                              Max R. Tarbox
                              Pyramid Plaza
                              3223 South Loop 289, Ste. 414
                              Lubbock, TX 79423

                              ATTORNEY FOR PRIDE REFINING, INC.

                              and

                              PRIDE COMPANIES, L.P.
                              By:  Pride Refining, Inc.
                              Its Managing General Partner


                              By:  /s/  Brad Stephens

                              Brad Stephens, Chief Executive
                              Officer
                              Pride Refining, Inc.

                              and

                              PRIDE REFINING, INC.


                              By:  /s/ Brad Stephens

                              Brad Stephens, Chief Executive
                              Officer

              IN THE UNITED STATES BANKRUPTCY COURT
                FOR THE NORTHERN DISTRICT OF TEXAS
                         ABILENE DIVISION

In re:                          )(
                                )(
PRIDE COMPANIES, L.P.,          )(    Case No. 01-10041-RLJ-11
                                )(
Debtor.                         )(
---------------------------------------------------------------
In re:                          )(
                                )(
PRIDE REFINING, INC.            )(    Case No. 01-10043-RLJ-11
                                )(
Debtor.                         )(    Hearing Date and Time:
                                )(    January 8, 2002, at 1:30
                                )(    p.m. (Lubbock)


                  MODIFICATION TO THIRD AMENDED
        AND RESTATED DEBTORS' JOINT PLAN OF REORGANIZATION

     Pride Companies, L.P. ("Pride") and Pride Refining, Inc. ("Refining") (collectively, the "Debtors") file this proposed modification to their Third Amended and Restated Debtors' Joint Plan of Reorganization (the "Plan") in which they propose that the following modifications be made to their Plan:

     1. The Plan be deemed modified and amended to provide that any reference to Fleet Bank, N.A. should in fact refer to Fleet National Bank, which is the proper name of the Creditor
<F1> whose Claim is treated in Partnership Class 4 of the Plan.

     <F1>  Capitalized terms not otherwise defined in
           this Modification shall have the meanings set forth in the Plan.

     2. The Plan be deemed modified and amended to provide that Partnership Class 1 and Refining Class 1 (Allowed Secured Tax Claims) will receive eight percent (8%) interest on Allowed Claims for taxes owed for the 2000 tax year or any earlier tax years from the Petition Date until paid. Allowed Claims for taxes for the year 2001 will be paid in the ordinary course of business, with the Creditor retaining any liens until the tax is paid. Taxes for the year 2002 will be paid in the ordinary course of business and in accordance with any Order approving Pride's Motion For Order Authorizing (I) The Sale of Certain Assets Pursuant to 11 U.S.C. Section 363 Free and Clear of Liens, Claims and Encumbrances; (II) Payment of Related Administrative Expense; and (III) The Assumption and Assignment of Unexpired Executory Contracts (the "Sale Motion"). Pending approval of the Sale Motion and entry of an Order on that Motion, Taxing Authorities shall retain their liens for 2002 taxes.

     3. Section 9.1 of the Plan be deemed modified to include the following statement: The discharge and releases in Section
9.1 of the Plan do not discharge or release the Debtors from any obligation described in timely filed proofs of claim filed by the Texas Natural Resources Conservation Commission ("TNRCC"), including but not limited to, (a) obligations to continue to monitor and remediate sites where there is known pre-petition contamination and for which Pride is conducting ongoing remedial action and (b) to maintain adequate assurance for post closure of its Abilene facility registered under the TNRCC Hazardous Waste Permit #50125; provided that the Debtors do not waive any defenses or objections to such Claims or potential Claims other than the defense that they are discharged and released by the Plan. In addition, the discharge and releases contained in
Section 9.1 of the Plan and the provisions hereof do not discharge the Debtors or their successors from any cause of action that may be asserted by the TNRCC for environmental liabilities that may be in existence on the Petition Date or on the Confirmation Date but which are unknown to the TNRCC. The Debtors do not waive any other defenses to such potential claims nor do they waive the right to assert that the TNRCC knew or should have known of such claims.

     4. The Confirmation Order shall authorize the TNRCC and the Debtors to enter into agreements to offset amounts owing to one another and perform such offsets without further order of the Court.

     5. Section 9.1 (d) of the Plan is deemed modified to provide that notwithstanding anything to the contrary in Section 9.1(d) of the Plan, nothing therein shall constitute a release of the direct claims, if any, against the Varde Group, owned by the holders of Interests in Pride, other than Management, Pride SGP, and the Morris Group <F1>, each of whose direct, indirect, and derivative claims has been released under separate agreements; provided however, all derivative claims, if any, of the holders of Interests in Pride, i.e. such claims owned by, through, or under the Debtors, shall be released under Section 9.1(d) of the Plan.

     <F1>  Bradley A. Morris, Individually; Sue Morris
           Trust; Gregory B. Adams Separate Share Trust;
           John D. Morris, Individually; Jimmy R. Morris,
           Jr. Separate Share Trust; Marilyn McClung
           Trust; Melinda Jean Morris Trust A; Jimmy R.
           Morris, Jr., Individually; John D. Morris
           Separate Share Trust; Melinda Morris Separate
           Share Trust; Tommy M. Broyles, Individually;
           JMD 1977 Trust; DDP-JMD Trust.


     6. The Confirmation Order shall provide that the proof of claim filed by Equiva Trading Company, as agent for Equilon Enterprises, L.L.C., in the amount of $8,259,298.12, which Claim has already been paid pursuant to an earlier order of this Court, is deemed to be an Allowed Secured Claim.

                              Respectfully submitted,

                              GARDERE WYNNE SEWELL LLP



                              By:
                                Stephen A. McCartin
                                State Bar No. 13374700
                                Paula K. Tucker
                                State Bar No. 00791828
                                1601 Elm Street, Suite 3000
                                Dallas, Texas  75201-4761
                                Telephone:  (214) 999-4649
                                Facsimile:  (214) 999-3649

                              ATTORNEYS FOR PRIDE COMPANIES, L.P

                              and

                              LAW OFFICE OF MAX R. TARBOX


                              By:
                                 Max R. Tarbox
                                 Pyramid Plaza
                                 3223 South Loop 289, Ste. 414
                                 Lubbock, TX 79423

                               ATTORNEY FOR PRIDE REFINING, INC.

              IN THE UNITED STATES BANKRUPTCY COURT
                FOR THE NORTHERN DISTRICT OF TEXAS
                         ABILENE DIVISION

In re:                          )(
                                )(
PRIDE COMPANIES, L.P.,          )(    Case No. 01-10041-RLJ-11
                                )(
Debtor.                         )(
---------------------------------------------------------------
In re:                          )(
                                )(
PRIDE REFINING, INC.            )(    Case No. 01-10043-RLJ-11
                                )(
Debtor.                         )(    Hearing Date and Time:
                                )(    January 8, 2002, at 1:30
                                )(    p.m. (Lubbock)


                 SECOND MODIFICATION TO THIRD AMENDED
          AND RESTATED DEBTORS' JOINT PLAN OF REORGANIZATION

     Pride Companies, L.P. ("Pride") and Pride Refining, Inc.
("Refining") (collectively, the "Debtors") file this Second
Modification to their Third Amended and Restated Debtors' Joint Plan of Reorganization (the "Second Modification") and respectfully represent the following:

     1. On November 19, 2001, the Debtors filed the Third Amended and Restated Debtors' Joint Plan of Reorganization in the above-referenced bankruptcy cases (the "Plan").

     2. On January 8, 2002, the Debtors filed their Modification to Third Amended and Restated Debtors' Joint Plan of Reorganization.

     3. On January 8, 2002, the Court held a hearing on the Confirmation <F1> of the Plan. At that hearing the Debtors announced an additional modification to the Plan on the record, which modification was to effectuate a settlement reached between and among the Debtors and Management (Brad Stephens, Dave Caddell, Wayne Malone, and George Percival), on the one hand, and Pride SGP and certain parties referred to herein as the "Departing Shareholders", on the other hand. The Departing Shareholders is hereby defined to include
(a) Bradley A. Morris, Individually and as Trustee for the Sue Morris Trust and the Gregory B. Adams Separate Share Trust; (b) John D. Morris, Individually and as Trustee for the Jimmy Morris, Jr. Separate Share Trust, Marilyn McClung Trust, Melinda Jean Morris Trust A, and the Melinda J. Morris Separate Share Trust; (c) Jimmy R. Morris, Jr., Individually and as Trustee for John D. Morris Separate Share Trust;
(d) Tommy M. Broyles; (e) Carole A. Malone; and (f) Mike Dunigan, Individually and as Trustee for the JMD 1977 Trust; and (g) Paul Lenker, as Trustee for the DDP-JMD Trust and the JMD 1977 Trust; (h) Andrew C. Rector as Trustee for the 1981 Rector Irrevocable Insurance Trust; and (i) R.J. Schumacher. A true and correct copy of the Settlement Agreement and Release of Claims (the "SGP Settlement Agreement") is attached to this Second Modification as Exhibit "A". Collectively, the parties to the SGP Settlement Agreement are referred to herein as the Parties.

     <F1>  Capitalized terms not otherwise defined in
           this Second Modification shall have the
           meanings attributed to them in the Plan.

     4. Pursuant to the SGP Settlement Agreement, the Debtors agreed to amend the treatment in the Plan of the Existing Partnership General Partnership Interest of Pride SGP and the Existing Partnership Subordinated Preferred Interests.

     5. Based on the SGP Settlement Agreement, Pride SGP and the Departing Shareholders withdrew their objection to the Plan and, to the extent they had voted against the Plan, changed their vote to one in favor of the Plan.

     6. Section 5.12 of the Plan is modified, amended, and supplemented to provide the following alternative treatment for the Existing Partnership Subordinated Preferred Interests:

     In the event the Conditions Precedent (defined below) are satisfied, instead of the treatment described in the preceding sentence of this Section 5.12, the holders of Existing Partnership Subordinated Preferred Interests will receive the following treatment:

          a. Pride will pay to the Departing Shareholders, who are holders of units of the Existing Partnership Subordinated Preferred Interests, $500,000 in cash (the "First Payment") within 30 days of the later of (a) the Effective Date of the Plan, (b) the Bankruptcy Court's approval of the SGP Settlement Agreement in the Pride SGP bankruptcy case, and (c) the Pride SGP Redemption (defined below). Within six months following the First Payment, Pride will pay to the Departing Shareholders $725,000 (the "Second Payment").
(Collectively, the First Payment and Second Payment are referred to as the "Payments".) The Payments will be in full and final settlement and redemption of $2.526 million (based on the stated value thereof) of the Existing Partnership Subordinated Preferred Interests to be acquired by the Departing Shareholders (as described below). The Payments will be made to Tommy Broyles as Trustee for the Departing Shareholders and he shall be responsible for allocating the Payments among the Departing Shareholders. Provided, however, that should any Departing Shareholders not execute the SGP Settlement Agreement, such Departing Shareholders shall retain their Interests and the Payments will be reduced on a pro rata basis based on their individual unit holdings.

          b. On the later of (a) the Effective Date or (b) the Bankruptcy Court's entry of a Final Order approving the SGP Settlement Agreement in the Pride SGP bankruptcy case, Pride will pay Pride SGP $50,000 in cash to redeem $104,000 (based on the stated value thereof) of the Existing Partnership Subordinated Interests currently held by Pride SGP.

          c. The Conditions Precedent are hereby defined as the occurrence of the following events: (a) Within ninety days of the Effective Date (or within such additional time as Pride SGP and the Debtors agree to), the current management of Pride SGP must have obtained a Final Order of the Bankruptcy Court in the Pride SGP bankruptcy case authorizing Pride SGP to redeem, and Pride SGP actually must have redeemed, the Departing Shareholders' common stock equity interests in Pride SGP on a pro rata basis in exchange for $2.526 million (based on the stated value thereof) of the Existing Partnership Subordinated Preferred Interests (which amount is to be reduced on a pro rata basis in the event certain Departing Shareholders do not execute the SGP Settlement Agreement) (the "Pride SGP Redemption"); and (b) within ninety days of the Effective Date (or within such additional time as Pride SGP and the Debtors agree to), the Bankruptcy Court must have entered a Final Order approving the SGP Settlement Agreement in the Pride SGP bankruptcy case.

The above provisions supplement the existing provisions of Section
5.12 of the Plan, which remains unchanged in all other respects.

     7. Section 5.10 of the Plan is amended, in its entirety, to provide the following treatment for the Existing Partnership General Partnership Interest of Pride SGP:

     If approval of the SGP Settlement Agreement by the Bankruptcy Court in the Pride SGP bankruptcy case is obtained within ninety (90) days after the Effective Date (or within such additional time as the Debtors and Pride SGP may agree to), Pride
     SGP will retain its Existing Partnership General
     Partnership Interest. If such approval is not obtained within ninety (90) days after the Effective
     Date (or within such additional time as the Debtors and Pride SGP may agree to), the Existing Partnership
     General Partner Interest will be cancelled.

     8. Any references to the treatment of these Interests elsewhere in the Plan (e.g., in the Summary of the Plan) are deemed to be modified and amended consistent with the above amendments set forth in this Second Modification.

     9. To the extent necessary, the Plan is amended and clarified to provide that the Bankruptcy Court retains exclusive jurisdiction to resolve any disputes related to the SGP Settlement Agreement.

                              Respectfully submitted,

                              GARDERE WYNNE SEWELL LLP


                              By:
                                Stephen A. McCartin
                                State Bar No. 13374700
                                Paula K. Tucker
                                State Bar No. 00791828
                                1601 Elm Street, Suite 3000
                                Dallas, Texas  75201-4761
                                Telephone:  (214) 999-4649
                                Facsimile:  (214) 999-3649

                              ATTORNEYS FOR PRIDE COMPANIES, L.P.

                              and

                              LAW OFFICE OF MAX R. TARBOX


                              By:
                                Max R. Tarbox
                                Pyramid Plaza
                                3223 South Loop 289, Ste. 414
                                Lubbock, TX 79423

                                ATTORNEY FOR PRIDE REFINING, INC.


APPROVED AS TO FORM:



David Weitman
HUGHES & LUCE, L.L.P.
1717 Main Street, Suite 2800
Dallas, Texas 75201
Telephone:  214/939-5427

and

David Langston
MULLIN, HOARD, BROWN, LANGSTON,
CARR, HUNT & JOY L.L.P.
1500 Broadway, Suite 700
P.O. Box 2585
Lubbock, Texas  79408-2585
Telephone:  806/765-7491

COUNSEL FOR VARDE PARTNERS

EXHIBIT 2.2

              IN THE UNITED STATES BANKRUPTCY COURT
                FOR THE NORTHERN DISTRICT OF TEXAS
                         ABILENE DIVISION


In re:                        )(        Chapter 11
                              )(
PRIDE COMPANIES L.P., and     )(        Case No. 01-10041-RLJ-11
PRIDE REFINING, INC.          )(        Case No. 01-10043-RLJ-11
                              )(
Debtors.                      )(


          FINDINGS OF FACT, CONCLUSIONS OF LAW AND ORDER
       CONFIRMING THE DEBTORS' THIRD AMENDED AND RESTATED
             JOINT PLAN OF REORGANIZATION, AS AMENDED


     Pride Companies, L.P. ("Pride") and Pride Refining, Inc. ("Refining") (collectively, the "Debtors" or "Plan Proponents") have proposed for confirmation the Third Amended and Restated Debtors' Joint Plan of Reorganization, which they filed with the Court on November 19, 2001, as it has been modified by the modifications described below (the "Plan"). All capitalized terms, not otherwise defined herein, shall have the meanings ascribed to them in the Plan.

     On November 19, 2001, the Plan Proponents filed the Debtors' Third Amended and Restated Joint Disclosure Statement (the "Disclosure Statement"). After reviewing the Disclosure Statement and hearing any objections to it, the Court entered an order approving the Disclosure Statement and finding that it contained adequate information under section 1125 of the Bankruptcy Code (the "Disclosure Statement Order"). The Disclosure Statement Order was entered on November 20, 2001. The Disclosure Statement Order provided for the Plan solicitation material to be sent out by December 2, 2001; ballots to be due on January 4, 2002; objections to confirmation to be due on December 31, 2001; and the hearing on confirmation of the Plan (the "Confirmation Hearing") to commence on January 8, 2002.

     On January 8, 2002, the Debtors filed their Modification to
Third Amended and Restated Debtors' Joint Plan of Reorganization
(the "First Modification").

     The Court commenced and completed the Confirmation Hearing on January 8, 2002.

     At the Confirmation Hearing, the Debtors announced an additional modification to the Plan on the record, which modification was to effectuate a settlement reached between and among the Debtors and Management (Brad Stephens, Dave Caddell, Wayne Malone, and George Percival), on the one hand, and Pride SGP and certain parties referred to herein as the Departing Shareholders, on the other <F1>. Based on the settlement, Pride SGP and the Departing Shareholders, withdrew their objection to the Plan and, to the extent they voted against the Plan, changed their vote(s) to one in favor of the Plan. The Debtors announced to the Court at the Confirmation Hearing that they would file a Second Modification setting forth the terms of the modification, which they did on January 9, 2002. Together the First Modification and Second Modification are referred to as the "Modifications".

     <F1>  The Departing Shareholders include (a) Bradley
           A. Morris, Individually and as Trustee for the Sue Morris Trust and the Gregory B. Adams
           Separate Share Trust; (b) John D. Morris,
           Individually and as Trustee for the Jimmy
           Morris, Jr. Separate Share Trust, Marilyn
           McClung Trust, Melinda Jean Morris Trust A, and the Melinda J. Morris Separate Share
           Trust; (c) Jimmy R. Morris, Jr., Individually and as Trustee for John D. Morris Separate
           Share Trust; (d) Tommy M. Broyles; (e) Carole
           A. Malone; (f) Mike Dunigan, Individually and as Trustee for the JMD 1977 Trust; (g) Paul
           Lenker, as Trustee for the DDP-JMD Trust and the JMD 1977 Trust; (h) R.J. Schumacher; and
           (i) Andrew C. Rector as Trustee for the 1981
           Rector Irrevocable Insurance Trust.


     Having conducted the Confirmation Hearing, reviewed the evidence, objections to confirmation, and arguments of counsel, THE COURT HEREBY FINDS AS FOLLOWS:

     1.     Debtor Pride Companies, L.P. filed its petition on
January 17, 2001 and Debtor Pride Refining, Inc. filed its
Chapter 11 bankruptcy petition on January 18, 2001.

     2. The Plan, Disclosure Statement, Ballots and other appropriate material were transmitted to holders of Claims and Interests in accordance with the Disclosure Statement Order.

     3. Notice of the Confirmation Hearing was adequate; holders of Claims and Interests have received adequate notice and an opportunity to be heard and were accorded due process in the adjudication of the issues presented by confirmation of the Plan; acceptances of the Plan were solicited in accordance with
Section 1125 of the Bankruptcy Code and other applicable Bankruptcy Code provisions.

     4. The following classes of Creditors and Interest holders have voted to accept, or are deemed to have accepted, the
Plan:

          Partnership     Class 1      Accepted
          Partnership     Class 2      Deemed Accepted
          Partnership     Class 3      Accepted
          Partnership     Class 4      Deemed Accepted
          Partnership     Class 5      Accepted
          Partnership     Class 6      Accepted
          Partnership     Class 7      Deemed Accepted
          Partnership     Class 8      Accepted
          Partnership     Class 9      Deemed Accepted
          Partnership     Class 10     Accepted
          Partnership     Class 11     Accepted
          Partnership     Class 12     Deemed Accepted


          Refining        Class 1      Deemed Accepted
          Refining        Class 2      Deemed Accepted
          Refining        Class 3      Accepted
          Refining        Class 4      Accepted
          Refining        Class 5      Accepted

     5. Partnership Class 13 (Existing Partnership Common Interests) has voted to reject the Plan. The effect of the rejection by Class 13 means that Pride will not proceed with the reverse stock split proposed in the Plan. Rather, the holders of Existing Partnership Common Interests shall retain their Interests, such that they are unimpaired and are deemed to have accepted the Plan.

     6. Pursuant to section 1124 of the Bankruptcy Code, Partnership Classes 1, 3, 5, 6, 8, 10 and 11 and Pride Refining Classes 3, 4 and 5 are impaired and have accepted the Plan pursuant to sections 1126 and 1129(a)(8) of the Bankruptcy Code.

     7. Debtors have operated their businesses, and formulated and filed the Plan, obtained approval of the Disclosure Statement, and sought confirmation of the Plan all in good faith.

     8. The classification of claims contained in the Plan is appropriate under section 1122 of the Bankruptcy Code.

     9.     The Plan complies with section 1123 of the Bankruptcy
Code in that (a) the Plan provides adequate means for its implementation, (b) to the extent applicable, the Debtors' charters do not permit issuance of non-voting securities, and (c) the Debtors have made adequate disclosures of their post-
Effective Date officers and directors and any compensation promised to be paid to them.

     10. The solicitation materials which the Plan Proponents sent pursuant to the Disclosure Statement Order contained adequate information in accordance with section 1125 of the Bankruptcy Code and were otherwise appropriate.

     11. The Plan complies with the applicable provisions of the Bankruptcy Code as required by section 1129(a)(1) thereof.

     12. The Plan Proponents have complied with the applicable provisions of the Bankruptcy Code as required by section 1129(a)(2) thereof.

     13.    The Plan has been proposed in good faith by the Plan
Proponents and not by any means forbidden by law in compliance with section 1129(a)(3) of the Bankruptcy Code.

     14. The Plan offers the highest implied value for the Debtors' assets and is a plan that is both (i) feasible and (ii) has substantial Creditor support.

     15. Each Plan Proponent has solicited acceptances of the Plan in good faith and in compliance with all applicable provisions of the Bankruptcy Code, including section 1125(e). They have participated in good faith and in compliance with the applicable provisions of the Bankruptcy Code in the offer, issuance, sale and purchase of any securities offered, issued or sold under the Plan, and the Court thus finds they are not liable for violation of any applicable law, rule or regulation governing the solicitation of acceptance or rejection of the Plan or the offer, issuance, sale or purchase of any securities in connection with the Plan.

     16. Any payment made or to be made by the Debtors, or by a person issuing securities or acquiring property under the Plan, for services or for costs and expenses in or in connection with these Bankruptcy Cases, or in connection with the Plan and incident to these Bankruptcy Cases has been approved by, or is subject to the approval of, the Court as reasonable as required by section 1129(a)(4) of the Bankruptcy Code.

     17. At the Confirmation Hearing, the Debtors complied with section 1129(a)(5) by disclosing the identity and affiliations of each of the individuals proposed to serve, after the Effective Date of the Plan, as directors and officers of the Reorganized Debtors. The continuance or appointment of such individuals to such offices is consistent with the interests of Creditors and Interest holders and with public policy. The Debtors have also disclosed the identity of any insider that will be employed or retained by the Reorganized Debtors, and the nature of any compensation for such insider that is being approved by Court (in the Plan or otherwise), as well as compensation which has been negotiated for any post-Effective Date officers and directors. Any compensation for officers of the Reorganized Debtors proposed by the Plan has been fully disclosed.

     18. The Plan does not provide for any rate changes requiring the approval of a governmental regulatory commission as contemplated by section 1129(a)(6) of the Bankruptcy Code.

     19. With respect to each Impaired Class of Allowed Claims or Interests under the Plan, each holder of an Allowed Claim or Interest of such Class (i) has duly and timely accepted the Plan, or (ii) will receive or retain under the Plan on account of such Claim or Interest property of a value, as of the Effective Date, that is not less than the amount that such holder would receive or retain if the Debtors were liquidated under Chapter 7 of the Bankruptcy Code as provided by section 1129(a)(7) of the Bankruptcy Code.

     20. With respect to each Class of Allowed Claims and Allowed Interests under the Plan, each Class has accepted the Plan or is not impaired under the Plan, as required by section 1129(a)(8) of the Bankruptcy Code.

     21. Except to the extent that the holder of a particular Claim has agreed to a different treatment of such Claim (including, without limitation, such agreements relating to certain claims incurred in the ordinary course of the Debtors' businesses), the Plan provides, as required by section 1129(a)(9) of the Bankruptcy Code, that

          a. with respect to an Allowed Administrative Expense of a kind specified in section 507(a)(1) of the Bankruptcy Code, on the Effective Date, the holder of such Claim will receive on account of such Claim cash equal to the Allowed amount of such Claim as required by section 1129(a)(9)(A) of the Bankruptcy Code;

          b. with respect to an Allowed Claim of a kind specified in section 507(a)(3) or 507(a)(4) of the Bankruptcy Code, the holder of such Claim will receive cash on the Effective Date equal to the Allowed amount of such Claim as required by section 1129(a)(9)(B) of the Bankruptcy Code; and

          c. with respect to an Allowed Claim of a kind specified in section 507(a)(8) of the Bankruptcy Code (i.e., Priority Tax Claims) the holder of such Claim will receive on account of such Claim cash equal to the Allowed amount of such Claim on the Effective Date or when the payment is due in the ordinary course of the respective Debtor's business, which exceeds the requirement of section 1129(1)(9)(C) of the Bankruptcy Code.

     22. The Plan provides for the payment of any Claim of a kind specified in sections 507(a)(1), 507(a)(3), 507(a)(4) and 507(a)(8) of the Bankruptcy Code (but which has not been Allowed as of the Effective Date of the Plan) to be paid as soon as practical after such claim is Allowed. The Court finds this provision to be an appropriate means of providing for the payment of Disputed Claims asserting such priority and which have not been Allowed as of the Effective Date.

     23. There do not exist any Claims against the Debtors of a kind specified in sections 507(a)(5) or 507(a)(6) of the Bankruptcy Code, and section 507(a)(2) and (7) of the Bankruptcy
Code are not applicable in these Cases.

     24. Impaired Partnership Classes 1, 5 and 8 and Refining 3 and 5 have voted to accept the Plan, and the Court therefore finds that at least one impaired Class of Claims has accepted the Plan, which acceptance has been determined without including any acceptance of the Plan by any insider holding a Claim of such class as required by section 1129(a)(10) of the Bankruptcy Code.

     25.    The Plan meets the requirements of section
1129(a)(11) because it is feasible and not likely to be followed by liquidation or the need for further financial reorganization.
This finding is premised on, among other things, the following findings:

          a. All of the conditions to Confirmation set forth in the Plan have been met or waived;

          b. Plan Proponents have filed with the Court drafts of the implementing documents referred to in Section 6.2 of the Plan, and defined in the Plan as the Plan Documents, other than the Amended Partnership Agreement; the Debtors shall amend Pride's Partnership Agreement as necessary to incorporate and reflect the terms of the Plan;

          c. Debtors have established that they will have sufficient cash resources to satisfy all cash obligations due under the Plan on or as soon as practical after the Effective
Date;

          d. Debtors have established that they should have sufficient liquidity to satisfy their obligations pursuant to the Plan;

          e. Debtors' projections of cash flow and liquidity over the first two years after the Effective Date are reasonable;
and

          f. Debtors have established that they will have sufficient cash resources over the first two years after the Effective Date to satisfy all cash obligations that they must pay under the Plan and still remain solvent and viable.

     26. Because the Reorganized Debtors will be able to satisfy all Allowed Administrative Expenses in the manner provided by the Plan, as well as any Disputed Administrative Expenses or other Disputed Claims that are ultimately Allowed, the Court finds that the Debtors need not deposit in a segregated account any amounts that may be required to pay Disputed Claims that may be allowed after the confirmation of the Plan.

     27. All fees payable under 28 U.S.C. Section 1930 have been paid, or the Plan provides for the payment of all such fees on the Effective Date as required by section 1129(a)(12) of the Bankruptcy Code.

     28. The Plan provides for the continuation after the Effective Date of payment of all retiree benefits, as that term is defined in section 1114 of the Bankruptcy Code, and that the Debtors' obligations under employee benefit plans shall survive Confirmation of the Plan, remain unaffected thereby, and not be discharged. Accordingly, the Plan satisfies section 1129(a)(13).

     29. All documents necessary to implement the Plan, including without limitation, the Plan Documents, and all other documents useful to consummation of the Plan shall, upon execution, be valid, binding and enforceable.

     30. After the Effective Date, the Reorganized Debtors shall continue to engage in their businesses and the Plan does not provide for the liquidation of all or substantially all of the property of the Debtors' estates.

     31. The Debtors have made a careful review of their executory contracts and unexpired leases, and it is a reasonable exercise of the Debtors' business judgment for them to assume all such executory contracts and unexpired leases. With regard to the Fleet Lease Agreement with Associates Fleet Services, a Division of Associates Leasing, Inc. (the "Associates Agreement"), however, the Debtors reserve all rights to oppose the proof of claim filed by Associates and all defenses and objections to that claim and the Agreement.

     32. The Modifications do not adversely change the treatment of the Claim of any Creditor or the Interest of any holder of an Interest under the Plan.

     33. The Modifications are deemed to be accepted by all Creditors and Interest holders who have previously accepted the Plan, pursuant to Fed.R.Bankr.P. 3019.

     34.    The Modifications comply with the requirements of
section 1127 of the Bankruptcy Code and do not require further disclosure or materially alter the treatment of Creditors or Interest holders so as to require additional solicitation.

     Therefore, THIS COURT HEREBY CONCLUDES, as a matter of law, that:

     1. This is a core proceeding within the meaning of 28 U.S.C. Section 157.

     2. As to all Classes, the Plan complies with all elements of section 1129(a) of the Bankruptcy Code and is confirmable.

     3. Findings of Fact may be considered Conclusions of Law, and vice versa, as appropriate.

     Now, upon the motion of the Debtors and after due deliberation, the Court hereby ORDERS, ADJUDGES AND DECREES that:

     1. The Findings and Conclusions of this Court set forth above shall constitute Findings of Fact and Conclusions of Law pursuant to Bankruptcy Rule 7052, made applicable to this matter by Bankruptcy Rule 9014.

     2. To the extent that any provision designated herein as a Finding of Fact is more properly characterized as a Conclusion of Law, it is adopted as such. To the extent that any provision designated herein as a Conclusion of Law is more properly characterized as a Finding of Fact, it is adopted as such.

     3. The terms of the Plan and the Modifications are incorporated in this Order and shall be treated as a part hereof.
The provisions of this Order are integrated with each other and are mutually dependent and not severable.

     4. The Plan, as modified by the Modifications, is confirmed in all respects pursuant to section 1129 of the Bankruptcy Code.

     5.     The record of the Confirmation Hearing is closed.

     6. In accordance with the Plan and section 1141 of the Bankruptcy Code, and except as otherwise specifically provided herein, in the Plan, or in the Plan Documents, the consideration distributed under the Plan shall be in exchange for and in complete satisfaction, discharge, release, and termination of, all Claims of any nature whatsoever against any Debtor or any of its assets or properties and all Interests in the Debtors; and, except as otherwise specifically provided herein, in the Plan or in the Plan Documents, upon the Effective Date (i) each Debtor shall be discharged and released pursuant to section 1141(d)(1)(A) of the Bankruptcy Code from any and all Claims, including but not limited to demands and liabilities that arose before the Effective Date, and all debts of the kind specified in section 502(g), 502(h) or 502(i) of the Bankruptcy Code, whether or not (a) a proof of claim based upon such debt is filed or deemed filed under section 501 of the Bankruptcy Code, (b) a Claim based upon such debt is allowed under section 502 of the Bankruptcy Code, or (c) the holder of a Claim based upon such debt has accepted the Plan; and (ii) the Interests to be cancelled pursuant to the Plan shall be terminated pursuant to 11 U.S.C. Section 1141(d)(1)(B) of the Bankruptcy Code.

     7. The Interests to be cancelled pursuant to the Plan are cancelled and extinguished on the Effective Date.

     8. In accordance with section 1141 of the Bankruptcy Code, the Plan and its provisions shall be binding upon the Debtors and their successors and any other entity created pursuant to the Plan, any Person or entity issuing securities under the Plan, any Person or entity acquiring or receiving property under the Plan, any lessor or lessee of property to or from the Debtors, and any holder of a Claim against the Debtors or an Interest in the Debtors.

     9. On the Effective Date, the transfers of assets by the Debtors contemplated by the Plan will be legal, valid, binding and effective transfers of property and will vest in the respective transferee good title to such property, free and clear of all liens, Claims and encumbrances, except as otherwise specifically provided for herein, in the Plan, or in the Plan Documents.

     10. In accordance with section 1141 of the Bankruptcy Code, any property transferred or otherwise dealt with in the Plan (whether by transfer to third party or revesting in the Debtors) shall be free and clear of all Claims against the Debtors and Interests in the Debtors, except those specifically provided herein, in the Plan, or in the Plan Documents, and all such property of the Debtors' estates (as defined in section 541 of the Bankruptcy Code or other applicable law) that the Plan provides to revest in the Reorganized Debtors shall so vest on the Effective Date free of any such Claims and Interests.

     11. On the Effective Date, as to every discharged debt, Claim and Interest, the holder of such Claim or Interest is permanently enjoined and precluded from asserting against the Reorganized Debtors, or against their assets or properties or any transferee thereof, any such Claim or Interest based upon any document, instrument, act, omission, transaction or other activity of any kind or nature that occurred prior to the Effective Date, except as expressly set forth herein, in the Plan, or the Plan Documents.

     12.     In accordance with section 524 of the Bankruptcy
Code, this Order:

          (i) voids any judgment at any time obtained, to the extent that such judgment is a determination of the personal liability of the Debtors with respect to any debt of, Claim or Interest discharged hereby; and

          (ii)    operates as an injunction against the
commencement or continuation of an action, the employment of process, or an act, to collect, recover or offset any such debt, Claim or Interest as a personal liability of the Debtors or the Reorganized Debtors.

     13. Each of the Plan Documents is hereby approved in all respects in substantially the form filed with the Court. The Debtors are hereby authorized to make additional amendments to the Plan Documents necessary or appropriate to incorporate and reflect the terms of the Plan; provided, however, all such amendments are non-material and are wholly consistent with the terms of the Plan.

     14.     Upon execution and delivery of each of the Plan
Documents, such documents shall constitute, to the extent applicable, legal, valid and binding obligations of the Reorganized Debtors, enforceable against them in accordance with their respective terms.

     15.     The Debtors are hereby authorized to amend Pride's
Third Amended and Restated Agreement of Limited Partnership in such respects as Pride determines are necessary or appropriate to incorporate and reflect the terms of the Plan.

     16. In accordance with section 1142 of the Bankruptcy Code, the Debtors, all parties in interest, and any other entity created or Person designated pursuant to the Plan or any Plan Document and their directors, officers, agents, attorneys and representatives, are authorized, empowered and directed to forthwith issue, execute, deliver, file and record any Plan Document or any other agreement, document, instrument or certificate referred to in or contemplated by the Plan or any Plan Document (collectively, the "Documents"), and to take any corporate or other action necessary, useful or appropriate to implement, effectuate and consummate the Plan and the Documents in accordance with their respective terms.

     17. Pursuant to section 1142(b) of the Bankruptcy Code, all Persons holding Claims or Interests that are dealt with under the Plan and their directors, officers, agents, attorneys and representatives are directed to execute, deliver, file or record any document, and to take any and all actions necessary, useful or appropriate to implement, effectuate and consummate the Plan in accordance with its terms, and all such Persons shall be bound by the terms and provisions of all documents to be executed by them in connection with the Plan, whether or not such documents actually have been executed by such Persons.

     18. The Reorganized Debtors shall be, and hereby are, authorized and directed to enter into the Plan Documents, to execute and deliver each of the Plan Documents, to be dated as of the Effective Date, and to take such actions and perform such acts as may be necessary or appropriate to implement the Plan Documents. The Reorganized Debtors shall each be, and hereby is, authorized and directed to do or perform all acts, to make, execute and deliver all instruments, documents.

     19. Each and every federal, state, commonwealth, local or other governmental agency or department is hereby directed to accept any and all documents and instruments necessary, useful or appropriate to effectuate, implement or consummate the transactions contemplated by the Plan or the documents described in Section 6.2 of the Plan or this Order.

     20. From and after the Effective Date, the Reorganized Debtors may use, operate and deal with their respective assets, and may conduct and change their businesses, without any supervision by the Bankruptcy Court or the Office of the United States Trustee, and free of any restrictions imposed on the Debtors by the Bankruptcy Code or by the Court during these Bankruptcy Cases.

     21. Unless arising from an avoidance action, any new or amended proof of claim (except to the extent provided in Section
7.2 of the Plan) filed after the Confirmation Date shall be of no further force and effect, shall be deemed Disallowed in full and expunged without any action by the Debtors or Reorganized Debtors. All contested Claims shall be litigated until Final Order; provided, however, that the Reorganized Debtors shall have the authority, in their sole discretion to compromise and settle an objection to a Claim or Interest by written stipulation with Bankruptcy Court approval or to withdraw an objection so long as such compromise does not otherwise diminish the amounts to be distributed as required by the Plan.

     22. Applications for the allowance and payment of Administrative Expenses, other than Professional fees and expenses, must be filed on or before the twentieth (20th) day following the entry of the Confirmation Order.

     23. No Distribution under the Plan shall be required to be made on a Claim until such Claim becomes an Allowed Claim by Final Order. Once a Claim becomes an Allowed Claim, the holder thereof shall receive a Distribution from the next regularly scheduled Distribution for the relevant Class in which such an Allowed Claim is included.

     24. The Debtors, the Reorganized Debtors and all parties in interest herein are authorized, empowered and directed to issue all securities under the Plan.

     25. Pursuant to section 1145(a)(1)(A) of the Bankruptcy Code, the issuance of the securities provided for in the Plan shall be exempt from the provisions of section 5 of the Securities Act of 1933, as amended (15 U.S.C. Section 77(e), as amended) and any state or local law requiring registration for the offer or sale of a security or registration or licensing of an issuer of, underwriter of, or broker or dealer in, a security. All such securities so to be issued shall be freely transferable by the initial recipients thereof (i) except for any such securities held by an underwriter within the meaning of section 1145(b) of the Bankruptcy Code that does not engage in "ordinary trading transactions" or is an issuer of such securities within the meaning of section 2(11) under said Securities Act, and (ii) subject to any restrictions contained in the terms of such securities themselves or in the Plan. For purposes of said Securities Act, the offers and sales of the such securities pursuant to the Plan shall not be considered part of or otherwise "integrated" with any offers or sales by any of the Debtors pursuant to any financing or other transaction consummated on or after the Effective Date. Upon the issuance of the securities issued in accordance with the Plan, such securities will have been authorized and validly issued, and will be fully paid and nonassessable.

     26. Each of the members of the Creditors' Committee and each of the Debtors (and each of their respective members, affiliates, agents, attorneys, advisors, and directors) shall not be liable at any time for violation of any applicable law, rule or regulation governing the solicitation of acceptance or rejection of the Plan or the offer, sale or purchase of the securities thereunder. All requirements of state, local and federal law, including, without limitation, the Securities Act of 1933, as amended, and the Securities Exchange Act of 1934, as amended, with respect to the issuance of the rights have been duly complied with.

     27. The Reorganized Debtors are deemed the successors to the Debtors and have all the rights of a debtor under the Bankruptcy Code, including the right to assert all Causes of Action, including Causes of Action arising under Chapter 5 of the Bankruptcy Code.

     28. Pursuant to section 1146(c) of the Bankruptcy Code, but subject to any stipulation between the Debtors and any taxing authority previously approved and so ordered by the Court, neither the issuance, distribution, transfer or exchange of a security under the Plan nor the revesting, transfer and sale of any real or personal property of the Debtors in accordance with the Plan shall subject the Reorganized Debtors (or transfer or other agents therefor) to any state or local sales, use, transfer, documentary, recording, gains or original issue tax.

     29. All distributions of cash, securities or other consideration required to be made pursuant to the Plan shall be made within such time as provided by the Plan and all such Distributions shall be timely and proper if mailed by regular mail, postage prepaid, on or before the Distribution dates set forth in the Plan in accordance with Section 7.6 of the Plan.

     30. The Debtors are authorized to assume all their executory contracts and unexpired leases; provided that the assumption of the Associates' Agreement is without prejudice to the Debtors' right to object to the proof of claim filed by Associates or without waiver of any of its rights or defenses as to that Agreement. All such assumptions shall occur on the Effective Date.

     31. In connection with the assumption of its agreement with Equiva Trading Company, as agent for Equilon Enterprises, L.L.C. ("Equiva"), the proof of claim filed by Equiva in the amount of $8,259,298.12, which Claim has already been paid in accord with a prior order of this Court, is deemed to be an Allowed Secured Claim.

     32. The TNRCC and the Debtors are authorized to agree to offset amounts they agree are owing to each other without further order of the Court.

     33. Unless withdrawn with prejudice, all objections to confirmation of the Plan (if any) are overruled and denied by this Court.

     34. Pursuant to Bankruptcy Rule 3020(c), within ten (10) days after entry of this Order, the Debtors shall serve notice of the entry of this Order as provided in Bankruptcy Rule 2002(f) to all Creditors, Interest holders and other parties in interest, to be sent by first-class mail, postage prepaid, except to such parties who may be served by hand or facsimile or overnight courier, which service is hereby authorized.

     35. Within 180 days after entry of this Order, or within such further time as this Court may allow, the Reorganized
Debtors shall file with this Court a report which shall set forth the actions taken and the progress made towards the full and complete consummation of the Plan.

     36.     In accordance with the Plan, the Creditors'
Committee shall cease to exist after the Effective Date, or at such time as its functions under the Plan have been completed.

     37. Notwithstanding confirmation of the Plan, this Court retains jurisdiction over the Debtors' Bankruptcy Cases pursuant to and for the purposes set forth in (a) sections 105(a) and 1127 of the Bankruptcy Code, (b) Article 12.1 of the Plan and (c) for such other purposes as may be necessary or useful to aid in the confirmation and consummation of the Plan and its implementation. This continuing jurisdiction shall include jurisdiction to consider the Motion for Order Authorizing (I) the Sale of Certain Assets Pursuant to 11 U.S.C. Section 363 Free and Clear of Liens, Claims and Encumbrances; (II) Payment of Related Administrative Expenses, and (III) the Assumption and Assignment of Unexpired Executory Contracts.

     Signed January ______, 2002, Lubbock, Texas.


                              HON. ROBERT L. JONES
                              UNITED STATES BANKRUPTCY JUDGE


APPROVED AS TO FORM ONLY:



David Weitman
HUGHES & LUCE, L.L.P.
1717 Main Street, Suite 2800
Dallas, Texas 75201
Telephone:  214/939-5427

and

David Langston
MULLIN, HOARD, BROWN, LANGSTON,
CARR, HUNT & JOY L.L.P.
1500 Broadway, Suite 700
P.O. Box 2585
Lubbock, Texas  79408-2585
Telephone:  806/765-7491

COUNSEL FOR VARDE PARTNERS

EXHIBIT 99.1



                      PRIDE COMPANIES, L.P.
                         BALANCE SHEETS

(Amounts in thousands, except unit amounts)
                                         November 30,
                                            2001
                                        (unaudited)
                                        -----------
ASSETS:
Current assets:
  Cash and cash equivalents             $    12,056
  Restricted cash                               838
  Accounts receivable, less allowance
    for doubtful accounts                    16,040
  Other current assets                          509
                                        -----------
    Total current assets                     29,443

Property, plant and equipment                30,772
Accumulated depreciation                    (16,689)
                                        -----------
Property, plant and equipment - net          14,083

Assets no longer used in the business         4,235
Other assets                                    176
                                        -----------
                                        $    47,937
                                        ===========
LIABILITIES AND PARTNERS'
  CAPITAL (DEFICIENCY):
Current liabilities not subject
  to compromise:
  Accounts payable                      $     1,013
  Accrued payroll and related benefits          237
  Accrued taxes                               1,943
  Other accrued liabilities                     712
  Net current liabilities of
    discontinued operations                       -
  Current portion of long-term debt           2,055
                                        -----------
    Subtotal                                  5,960
Current liabilities subject
  to compromise                               8,502
                                        -----------
    Total current liabilities                14,462


Long-term liabilities subject
  to compromise                              15,674
Net long-term liabilities of
  discontinued operations                         -
Redeemable preferred equity                   5,693

Partners' capital (deficiency):
  Preferred units to the Special
    General Partner (3,145 units
    authorized, 3,144 units
    outstanding)                              3,144
  Common units (5,275,000 units
    authorized, 4,950,000 units
    outstanding)                              9,252
  General partners' interest                   (288)
                                        -----------
                                        $    47,937
                                        ===========

See accompanying notes.

EXHIBIT 99.2





----------------------------------------------------------------------

                         FOR IMMEDIATE RELEASE                 1/15/02

----------------------------------------------------------------------


                    PRIDE COMPANIES, L.P. ANNOUNCES
                    RULING IN ADVERSARY PROCEEDING


     ABILENE, TEXAS, January 15, 2002 -- Pride Refining, Inc., the managing general partner of Pride Companies, L.P. (OTC: PRDE), announced today that the United States Bankruptcy Court for the Northern District of Texas, Abilene Division (the "Bankruptcy Court") has signed an order confirming, under Chapter 11 of the United States Bankruptcy Code, the joint bankruptcy plan submitted by Pride Companies, L. P. (the "Partnership") and the Managing General Partner (as heretofore modified, the "Plan"). The Managing General Partner expects the Plan will take effect and that the two companies will emerge from bankruptcy on or about January 22, 2002. All creditors whose claims are not disputed or who filed proofs of claim that are allowed under the Bankruptcy Code are expected to be paid in full as provided in the Plan.

     Under the Plan, the Partnership had proposed a reverse common unit split so that the number of common unitholders would be less than 300 and the Partnership could avoid the expenses of being a public company. Since the requisite number of common unitholders did not vote for the reverse common unit split, the common units that they own will be unaffected by the Plan. All other voting classes in the bankruptcy voted in favor of the Plan.

     Prior to the confirmation hearing for the Plan, the Partnership, the Managing General Partner and management entered into a settlement agreement with Pride SGP, Inc., the special general partner of the Partnership, and certain of its shareholders who had initially voted against the Plan. Under the settlement agreement, the Partnership agreed to redeem approximately $2.6 million of the Partnership's Series G Preferred interests currently held by Pride SGP, Inc. for approximately $1.3 million , Pride SGP, Inc. voted in favor of the Plan and all parties agreed to mutual releases.

     The Plan provides that, as a condition to the Plan becoming effective, the proofs of claim filed by five former employees in the amount of $3.2 million be denied in full unless such requirement is waived by the Partnership. The Bankruptcy Court held an adversary hearing on November 26, 2001 to hear the issue. On December 21, 2001, the Bankruptcy Court issued its initial ruling and held that the Partnership owed the former employees some amount but did not specify what amount. The Bankruptcy Court requested that the parties attempt to settle their controversy based on its initial ruling but indicated that if they were not able to do so, it would require additional evidence before ruling on the matter. Based on the Bankruptcy Court's initial ruling, the Partnership concluded the Plan was still feasible and waived the condition to the Plan's effectiveness that the former employees claims be denied in full and will attempt to settle the claim of the former employees.

     The Partnership has entered into an agreement with Alon USA Refining, Inc. to sell certain assets no longer used in its business for $5.5 million, subject to Bankruptcy Court approval. The assets include the inactive products pipeline from Abilene, Texas to Fort Worth, Texas and the refining units located at the Abilene terminal. The Bankruptcy Court is scheduled to hear the motion to approve the sale of those assets on January 18, 2002. Assuming the Bankruptcy Court approves the sale, the Partnership will report the resulting taxable income from such sale to common unitholders who held such common units as of January 31, 2002, without a distribution of cash.

     In addition to the income from the sale of assets, the Partnership expects to allocate taxable income to common unitholders as a result of cancellation of indebtedness income. The income will result from the cancellation of debt due to the failure of certain creditors to file proofs of claim in the bankruptcy case or because of the disallowance of claims by the Bankruptcy Court. As a result of the debt being cancelled and the provisions of the Partnership Agreement, the Partnership will allocate such taxable income to the common unitholders without a distribution of cash. The Partnership plans to allocate the income ratably over the year so that a common unitholder will be allocated income based on the number of common units held in the Partnership during each month for the year ending December 31, 2002.

     The Partnership intends to make a gross income allocation to Varde Partners, Inc. to the extent payments made to Varde Partners, Inc. are attributable to accumulated arrearages with respect to its unsecured claim. Assuming the unsecured claim is paid during the year ended December 31, 2002, the allocation of income to Varde Partners, Inc. will reduce the Partnership's net income to be allocated to common unitholders by approximately $3.6 million. The Partnership's allocation of gross income to Varde Partners, Inc. attributable to the accumulated arrearages will reduce the taxable income allocable to common unitholders who held common units ratably over the year during which the claim is paid.

     The actual taxable income from the sale of assets and cancellation of indebtedness income, net of the accumulated arrearage, is still being determined and is estimated currently to be as much as $2 per common unit. The common unitholders will be allocated such income, but will not receive a distribution of cash.

     It is unlikely there will be any distributions of cash to common unitholders while the Partnership's debt and preferred equity remains outstanding.

     The very brief description of the plan contained herein is qualified in its entirety by reference to the Plan, a copy of which is attached as an exhibit to a Current Report on Form 8-K which is being filed with the Securities and Exchange Commission. The Partnership's SEC filings are available on the Internet at http://www.sec.gov. Copies of the Plan are also available to creditors and unitholders of the Partnership upon request to the Managing General Partner.

   The Partnership, headquartered in Abilene, Texas, is a Delaware limited partnership and it owns and operates a common carrier products pipeline system and three products terminals in Abilene, Texas, San Angelo, Texas and Aledo, Texas, which are used to market conventional gasoline, low sulfur diesel fuel, and military aviation fuel.

Safe Harbor Statement: Certain information included in this release contains forward-looking statements made pursuant to the Private Securities Litigation Reform Act of 1995 ("Reform Act"). Such statements are based on current expectations and involve a number of known and unknown risks and uncertainties that could cause the actual results and performance of the Partnership to differ materially from any expected future results or performance, expressed or implied, by the forward-looking statements. In connection with the safe harbor provisions of the Reform Act, the Partnership has identified important factors that could cause actual results to differ materially from such expectations, including operating uncertainty, acquisition uncertainty, uncertainties relating to geothermal resources, uncertainties relating to domestic and international economic and political conditions and uncertainties regarding the impact of regulations, changes in government policy and competition. Reference is made to all of the Partnership's SEC filings, including the Partnership's 10-K for the year ended December 31, 2000 and its 10-Q for the quarter ending September 30, 2001, which is incorporated herein by reference, for a description of such factors. The Partnership assumes no responsibility to update forward-looking information contained herein.


Contact:    Bobby Cox
            915-677-5444, ext. 334